THE MACERICH PROPERTY MANAGEMENT COMPANY

                     PROFIT SHARING PLAN



   (Amended and Restated Effective as of February 1, 1999)

                          ARTICLE I
                    TITLE AND DEFINITIONS

Section 1.1 - Title                                       2
Section 1.2 - Definitions                                 2

                         ARTICLE II
                        PARTICIPATION

Section 2.1 - Eligibility Requirements                   18
Section 2.2 - Participation                              18
Section 2.3 - Reemployment                               19
Section 2.4 - Designation of Beneficiary                 19
Section 2.5 - Designation of Investments                 21
Section 2.6 - Special Rules for Employees of Acquired
              Properties                                 21

                         ARTICLE III
                        CONTRIBUTIONS

Section 3.1 - Company Contributions                      23
Section 3.2 - Compensation Deferrals                     23
Section 3.3 - Employer Profit Sharing Contributions      25
Section 3.4 - Rollover Contributions                     26
Section 3.5 - Section 402(g) Limit on Compensation
              Deferrals                                  26
Section 3.6 - Section 401(k) Limitations on Compensation
              Deferrals                                  27
Section 3.7 - Investment Funds                           31
Section 3.8 - Valuation of Accounts                      34
Section 3.9 - Forfeitures                                35

                         ARTICLE IV
               LIMITATION ON ANNUAL ADDITIONS

Section 4.1 - Limitation on Annual Additions.            36

                          ARTICLE V
                           VESTING

Section 5.1 - Fully Vested Accounts                      37
Section 5.2 - Employer Profit Sharing Contributions
              Accounts                                   37

                         ARTICLE VI
                        DISTRIBUTIONS

Section 6.1 - Distribution of Benefits                   41
Section 6.2 - Normal Retirement Age Withdrawal           44
Section 6.3 - Hardship Withdrawals                       45
Section 6.4 - Qualified Domestic Relations Orders        48
Section 6.5 - Inability to Locate Participant            49
Section 6.6 - Limitations on Distributions               50
Section 6.7 - Direct Rollovers                           51

                         ARTICLE VII
                        THE COMMITTEE

Section 7.1 - Members                                    54
Section 7.2 - Committee Action                           54
Section 7.3 - Rights and Duties                          55
Section 7.4 - Procedure for Establishing Funding Policy
              -- Transmittal of Information              59
Section 7.5 - Other Information                          60
Section 7.6 - Compensation, Bonding, Expenses and
              Indemnity                                  60
Section 7.7 - Manner of Administering                    61
Section 7.8 - Duty of Care                               62
Section 7.9 - Committee Report                           62
Section 7.10 - Expenses of Plan and Trust                62

                        ARTICLE VIII
                  AMENDMENT AND TERMINATION

Section 8.1 - Amendments                                 63
Section 8.2 - Discontinuance of Plan                     64
Section 8.3 - Failure to Contribute                      65
Section 8.4 - Plan Merger or Consolidation; Transfer of
              Plan Assets                                65

                         ARTICLE IX
                        MISCELLANEOUS

Section 9.1 - Contributions Not Recoverable              66
Section 9.2 - Limitation on Participant's Rights         67
Section 9.3 - Receipt or Release                         67
Section 9.4 - Alienation                                 67
Section 9.5 - Persons Under Incapacity                   69
Section 9.6 - Governing Law                              69
Section 9.7 - Headings, etc. Not Part of Plan            69
Section 9.8 - Masculine Gender Includes Feminine         69
Section 9.9 - Instruments in Counterparts                70
Section 9.10 - Successors and Assigns; Reorganization
               of Company                                70
Section 9.11 - Loans to Participants                     70
Section 9.12 - Top-Heavy Plan Requirements               70
Section 9.13 - Rule 16b-3 Provisions                     70

              THE MACERICH PROPERTY MANAGEMENT

                 COMPANY PROFIT SHARING PLAN

   (Amended and Restated Effective as of February 1, 1999)


          The Macerich Property Management Company, a

California corporation (hereinafter sometimes called the

"Company"), maintains The Macerich Property Management

Company Profit Sharing Plan (hereinafter sometimes called

the "Plan").  The Plan was first established by the Macerich

Management Company effective January 1, 1984 as the

"Macerich Management Company Profit Sharing Plan" and was

subsequently assumed by the Company and renamed "The

Macerich Property Management Company Profit Sharing Plan."

The Plan is hereby amended and restated in its entirety,

effective as of the first day of February, 1999.


          The Company desires to encourage loyalty,

efficiency, continuity of service and productivity of its

employees.  In order to accomplish these purposes, the

Company has established the Plan to provide incentives and

retirement income security for its Eligible Employees and

their Beneficiaries.  The Trust created pursuant to the Plan

(incorporated herein by this reference) and its assets shall not be used for, or diverted to, purposes other than the

exclusive benefit of Participants or their beneficiaries, as prescribed in Section 401(a) of the Code.


          It is also intended that the Plan constitute an

accident and health plan so that amounts distributed on

account of disability are excluded from income under Section

105(c) of the Code to the extent provided by law.


                          ARTICLE I

                   TITLE AND DEFINITIONS

Section 1.1 -  Title.

          The Plan is intended to be a profit sharing plan

and shall be known as The Macerich Property Management

Company Profit Sharing Plan.  Contributions may be made to

the Plan without regard to the current or accumulated

profits of the Company.  It is also intended that the Plan

constitute a qualified cash or deferred arrangement under

Section 401(k) of the Code.


Section 1.2 -  Definitions.


          Whenever the following terms are used in the Plan,

with the first letter capitalized, they shall have the

meanings specified below.


          "Account" or "Accounts" shall mean the accounts

maintained by the Committee for each Participant that are

credited with the amounts provided for herein.  The

following "Accounts" are maintained under the Plan:

Compensation Deferral Accounts, and Employer Profit Sharing

Contributions Accounts.


          "Anniversary Date" shall mean the last day of each

Plan Year.


          "Approved Absence" shall mean a leave of absence

(without pay) granted to an Employee under the Company's

established leave policy.


          "Beneficiary" or "Beneficiaries" shall mean the

person or persons, including a trustee, personal

representative or other fiduciary, last designated in

writing by a Participant in accordance with the provisions

of Section 2.4 to receive the benefits specified hereunder

in the event of the Participant's death.  If there is no

valid Beneficiary designation in effect that complies with

the provisions of Section 2.4, or if there is no surviving

designated Beneficiary, then the Participant's surviving

spouse shall be the Beneficiary.  If there is no surviving

spouse to receive any benefits payable in accordance with

the preceding sentence, then the Participant's surviving

children (including any adopted children) shall be the

Beneficiaries of the Participant's benefits in equal shares.

If there is no surviving child to receive any benefits

payable in accordance with the preceding sentence, the duly

appointed and currently acting personal representative of

the Participant's estate (which shall include either the

Participant's probate estate or living trust) shall be the

Beneficiary.  In any case where there is no such personal

representative of the Participant's estate duly appointed

and acting in that capacity within 90 days after the

Participant's death (or such extended period as the

Committee determines is reasonably necessary to allow such

personal representative to be appointed, but not to exceed

180 days after the Participant's death), then Beneficiary or

Beneficiaries shall mean the person or persons who can

verify by affidavit or court order to the satisfaction of

the Committee that they are legally entitled to receive the

benefits specified hereunder.


          In the event any amount is payable under the Plan

to a minor, payment shall not be made to the minor, but

instead shall be paid (i) to that person's then living

parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial

parent, to such custodial parent, or (iii) if no parent of

that person is then living, to a custodian selected by the

Committee to hold the funds for the minor under the Uniform

Transfers or Gifts to Minors Act in effect in the

jurisdiction in which the minor resides.  If no parent is

living and the Committee decides not to select another

custodian to hold the funds for the minor, then payment

shall be made to the duly appointed and currently acting

guardian of the estate for the minor or, if no guardian of

the estate for the minor is duly appointed and currently

acting within 60 days after the date the amount becomes

payable, payment shall be deposited with the court having

jurisdiction over the estate of the minor.


          "Board of Directors" and "Board" shall mean the

Board of Directors of the Macerich Property Management

Company.


          "Break in Employment" shall mean an Employee's

termination of Employment as a result of resignation,

discharge, retirement, Disability, or death.  In determining whether and when a Break in Employment has occurred, the

following rules shall apply:


               (a)  A Break in Employment shall not occur

     during an Approved Absence, or during a vacation period

     or military leave.


               (b)  Failure to return to work after the

     expiration of any leave of absence shall be considered

     a resignation effective as of the expiration of such

     leave of absence.


               (d)  Failure of any Employee on military

     leave to make application for reemployment within the

     period of time during which he is entitled to retention

     of reemployment rights under applicable laws of the

     United States shall be considered a resignation

     effective as of the expiration date of such

     reemployment rights.


          "Code" shall mean the Internal Revenue Code of

1986, as amended from time to time.


          "Committee" shall mean the Committee appointed

pursuant to the provisions of the Plan.


          "Company" shall mean the Macerich Property

Management Company, a California corporation, any

predecessor corporation, or any successor corporation

resulting from merger, consolidation, or transfer of assets

substantially as a whole which shall expressly agree in

writing to continue the Plan and/or, where the context so

warrants, any Participating Affiliate.


          "Company Contributions" shall mean an amount

contributed to the Plan by the Company or by a Participating

Affiliate in accordance with Section 3.1.


          "Compensation" shall mean all compensation paid by

the Company or a Participating Affiliate to the Eligible

Employee during the Plan Year and reportable on Form W-2,

including any amounts contributed to a plan qualifying under

Section 401(k) of the Code as salary reduction contributions or to a cafeteria plan under Section 125 of the Code.

Compensation shall not include (i) any amounts paid to an

Eligible Employee prior to the date on which he became a

Participant pursuant to Section 2.1 or 2.3, as applicable,

(ii) any amount of moving or relocation expenses paid or

reimbursed by the Company or a Participating Affiliate,

(iii) contributions to a plan of deferred compensation which are not includible in the Eligible Employee's gross income

for the taxable year in which contributed (except amounts

contributed to a plan qualifying under Section 401(k) of the

Code as salary reduction contributions or to a cafeteria

plan under Section 125 of the Code), or any distributions

from a plan of deferred compensation, (iv) amounts realized

from the exercise of a non-qualified stock option, or when

restricted stock (or property) held by the Eligible Employee either becomes freely transferable or is no longer subject

to a substantial risk of forfeiture, (v) amounts realized

from the sale, exchange or other disposition of stock

acquired under an incentive stock option, (vi) forgiveness

of debt income, and (vii) life insurance premiums paid by

the Company.  Notwithstanding the foregoing, for purposes of allocating Company contributions or forfeitures for a Plan

Year in which a Participant begins or resumes participation

in the Plan, such Participant's Compensation shall be

determined without applying the limitation in clause (i) of

the preceding sentence, but such Participant's Compensation

for such Plan Year shall not include any amounts paid to him prior to the date on which he became (or again qualified as)

an Employee.


          Notwithstanding the foregoing, the maximum amount

of an Eligible Employee's Compensation which shall be taken

into account under the Plan for any Plan Year (the "Maximum

Compensation Limitation") shall be (i) $200,000 for Plan

Years beginning on or after January 1, 1989, and (ii)

$150,000 for Plan Years beginning on or after January 1,

1994, such limitation adjusted at the same time and in the

same manner as under Sections 401(a)(17) and 415(d) of the

Code.  For any Plan Year of fewer than twelve months, the

Maximum Compensation Limitation shall be reduced to the

amount obtained by multiplying such limitation by a fraction having a numerator equal to the number of months in the Plan

Year and a denominator equal to twelve.


          "Compensation Deferral Account" shall mean the

Account maintained for each Participant that is credited

with Company payments to the Plan attributable to the

Participant's Compensation Deferrals that are credited in

accordance with Section 3.2 on behalf of each such Employee,

together with the allocations thereto as required by the

Plan.


          "Compensation Deferrals" shall mean an amount

contributed to the Plan by the Company in lieu of being paid to a Participant as salary or wages.  Compensation Deferrals shall be made under salary reduction arrangements between

each Participant and the Company with respect to salary or

wages not yet paid or otherwise available to the Participant as of the date of the Participant's election under the

arrangement.  Section 3.2 contains the provisions under

which Compensation Deferrals may be made.


          "Disability" shall mean the total and permanent

incapacity, as determined by the Committee based upon

competent medical advice, of a Participant to render

substantial services to the Company by reason of mental or

physical disability.


          "Effective Date" shall mean January 1, 1984, which

was the original effective date of the Plan.  This amendment to and restatement of the Plan is effective as of February

1, 1999 except as otherwise specified herein.


          "Eligible Employee" shall mean any Employee of the

Company; except that there shall be excluded (i) all "leased employees" (as such term is defined in Section 414(n) of the

Code), (ii) those Employees covered by a collective

bargaining agreement between the Company and any collective

bargaining representative if retirement benefits were the

subject of good faith bargaining between such representative and the Company, unless the Employee is a member of a group

of employees to whom the Plan has been extended by such a

collective bargaining agreement, and (iii) Employees who are nonresident aliens and receive no United States source

income.


          For purposes of this definition of "Eligible

Employee," and notwithstanding any other provisions of the

Plan to the contrary, individuals who are not classified by

the Company, in its discretion, as employees under Section

3121(d) of the Code (including, but not limited to,

individuals classified by the Company as independent

contractors and non-employee consultants) and individuals

who are classified by the Company, in its discretion, as

employees of any entity other than the Company or a Related

Company (other than "leased employees" as defined in Section

414(n) of the Code or other individuals required to be

treated as employed by the Company or a Related Company

under Section 414(o) of the Code) do not meet the definition of Eligible Employee and are ineligible for benefits under

the Plan, even if the classification by the Company is

determined to be erroneous, or is retroactively revised.  In the event the classification of an individual who is

excluded from the definition of Eligible Employee under the

preceding sentence is determined to be erroneous or is

retroactively revised, the individual shall nonetheless

continue to be excluded from the definition of Eligible

Employee and shall be ineligible for benefits for all

periods prior to the date the Company determines its

classification of the individual is erroneous or should be

revised.  The foregoing sets forth a clarification of the

intention of the Company regarding participation in the Plan for any Plan Year, including Plan Years prior to the

amendment of this definition of "Eligible Employee."


          "Eligibility Computation Period" shall mean:


               (a)  The 12-consecutive month period

     commencing with the first day that an Employee

     completes an Hour of Service for the Company or a

     Related Company;


               (b)  The first 12-consecutive month period

     coinciding with the Plan Year which includes the first

     anniversary of the first day that an Employee completes

     an Hour of Service for the Company or a Related

     Company; and


               (c)  Succeeding 12-consecutive month periods

     coinciding with the Plan Year.


Notwithstanding the above, if an Employee completes more

than 500 Hours of Service during any such Eligibility

Computation Period and then fails to complete more than 500

Hours of Service during a subsequent Eligibility Computation

Period, then future Eligibility Computation Periods shall be measured from the first day that the Employee completes an

Hour of Service following the Eligibility Computation Period in which the Employee has been credited with not more than

500 Hours of Service.  In addition, any reemployed

individual described in the preceding sentence who

terminates employment again shall measure Eligibility

Computation Periods from the date of subsequent reemployment if no Hours of Service are performed during an Eligibility

Computation Period ending subsequent to the termination.


          "Employee" shall mean every person who renders

services to the Company or a Related Company in the status

of an "employee" as the term is defined in Section 3121(b)

of the Code.


          "Employer Profit Sharing Contributions" shall mean

an amount contributed to the Plan by the Company in

accordance with Section 3.3.


          "Employer Profit Sharing Contributions Account"

shall mean the Account maintained for each Participant that

is credited in accordance with Section 3.3 on behalf of each such Participant.


          "Employment" shall mean that period of actual

service to the Company or a Related Company as an Employee

following an Employee's date of employment, or his most

recent date of reemployment, whichever is later.  It shall

also include the following period or periods of absence from actual service if the Employee was in the service of the

Company or a Related Company on the day prior to such a

period:


               (a)  Service in the Armed Forces of the

     United States or the Public Health Service of the

     United States as a result of which such Employee is

     entitled to reemployment rights from the Company

     pursuant to the provisions of Section 2021 et seq. of

     Title 38 of the United States Code, provided that the

     Employee returns to work within the time period

     specified in such provisions.


               (b)  Leaves of absence granted (either before

     or after the absence) by the Company in accordance with

     nondiscriminatory policies for any purpose, including,

     but not limited to, sickness or accident, or for the

     convenience of the Company, and vacation periods and

     temporary layoffs for lack of work.


          "Entry Date" shall mean the first day of each of

first and seventh months in a Plan Year (January 1 and July 1).


          "ERISA" shall mean the Employee Retirement Income

Security Act of 1974, as amended from time to time.


          "Fiduciary" shall mean all persons defined in

Section 3(21) of ERISA associated in any manner with the

control, management, operation, and administration of the

Plan or the assets of the Plan, and such term shall be

construed as including the term "Named Fiduciary" with

respect to those Fiduciaries named in the Plan or who are

identified as Fiduciaries pursuant to procedures specified

in the Plan.


          "Highly Compensated Employee" shall mean:


               (a)  Any Employee who performs services for

     the Company or any Related Company who (i) was a 5%

     owner of the Company or any Related Company at any time

     during the Plan Year or the preceding Plan Year; or

     (ii) for the preceding Plan Year, received compensation

     from the Company or any Related company in excess of

     $80,000 (as adjusted pursuant to Section 415(d) of the

     Code) and for the preceding Plan Year was a member of

     the "top-paid group" for such year.


               (b)  Any Employee who separated from service

     (or was deemed to have separated) prior to the current

     Plan Year, who performs no services for the Company or

     any Related Company during the current Plan Year, and

     who met the description in (a) above for the year of

     his separation or any year after he attained age 55.


               (c)  The top-paid group for a Plan Year shall

     consist of the top 20% of Employees ranked on the basis

     of compensation received during the year excluding

     Employees described in Section 414(q)(5) of the Code

     and Treasury Regulations thereunder.  For purposes of

     this definition of "Highly Compensated Employee",

     "compensation" means compensation within the meaning of

     Section 415(c)(3) of the Code, but including elective

     or salary reduction contributions to a cafeteria plan,

     cash or deferred arrangement or tax-sheltered annuity.


               (d)  This definition of "Highly Compensated

     Employee" shall be effective for Plan Years beginning

     on or after January 1, 1997, except that for purposes

     of determining if an Employee was a Highly Compensated

     Employee in 1997, this definition will be treated as

     having been in effect in 1996.


          "Hour of Service" shall mean an hour


          (1)  for which an Employee is paid, or entitled to

payment, for the performance of duties for the Company or a

Related Company;


          (2)  for which the Employee is paid or entitled to

payment by the Company or a Related Company on account of a

period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to

vacation, holiday, illness, incapacity (including

disability), layoff, jury duty, military duty, or leave of

absence; or


          (3)  for which back pay, irrespective of

mitigation of damages, is either awarded or agreed to by the

Company or a Related Company.


          The following additional rules shall apply in

calculating Hours of Service:


          (1)  No more than 501 Hours of Service are

required to be credited to an Employee on account of any

single period during which the Employee performs no duties;


          (2)  An hour for which an Employee is directly or

indirectly paid, or entitled to payment, on account of a

period during which no duties are performed is not required

to be credited to the Employee if the payment is made or due under a plan maintained solely for the purpose of complying

with applicable worker's compensation, unemployment

compensation, or disability insurance laws;


          (3)  Hours of Service are not required to be

credited for a payment which solely reimburses an Employee

for medical or medically related expenses incurred by the

Employee;


          (4)  A payment shall be deemed to be made by or

due from a Company or Related Company regardless of whether

such payment is made by or due from the Company or a Related

Company directly, or indirectly through, among others, a

trust fund, or insurer, to which the Company or a Related

Company contributes or pays premiums and regardless of

whether contributions made or due to the trust fund,

insurer, or other entity are for the benefit of particular

Employees or on behalf of a group of Employees in the

aggregate; and


          (5)  No more than one Hour of Service shall be

credited with respect to any hour of time.


          The definition of "Hour of Service" set forth

herein shall also be construed in accordance with, and shall include any additional periods of service, that may be

required by regulations promulgated by the United States

Department of Labor.  The hour of service rules stated in

the Department of Labor Regulations Section 2530.200b-2(b)

and -2(c) are herein incorporated by reference.


          "Investment Fund" shall mean one of the funds

established by the Committee for the investment of the

assets of the Plan pursuant to Section 3.7.


          "Investment Manager" shall mean a Fiduciary

designated by the Committee under the Plan to whom has been

delegated the responsibility and authority to manage,

acquire or dispose of Plan assets (i) who (1) is registered

as an investment adviser under the Investment Advisers Act

of 1940; (2) is a bank, as defined in that Act; or (3) is an insurance company qualified to perform investment advisory

services under the laws of more than one state; and (ii) who has acknowledged in writing that he is a Fiduciary with

respect to the management, acquisition, and control of Plan

assets.


          "Macerich Stock" shall mean the common stock of

The Macerich Company.


          "Normal Retirement Age" shall mean a Participant's

65th birthday, or, if later, the fifth anniversary of the

date the Participant commences participation in the Plan.


          "One-Year Break in Service Year" shall mean any

Plan Year in which an Employee fails to complete more than

500 Hours of Service.  Notwithstanding the preceding

sentence and solely for purposes of this paragraph, if an

Employee fails to complete more than 500 Hours of Service

during a Plan Year by reason of an absence that arises

because of her pregnancy, the birth or adoption of the

Employee's child (or child care for a period immediately

following such birth or adoption), such Employee shall not

necessarily incur a One-Year Break in Service Year; rather,

the Employee shall be credited for such Plan Year with

(i) the Hours of Service for which the Employee would have

received credit (but for such absence), if determinable, or

(ii) eight Hours of Service per day during such absence.  If a One-Year Break in Service Year would not occur in the Plan

Year that includes the beginning of such absence even in the absence of the preceding sentence, the Employee shall

receive credit for the hours specified under (i) or (ii)

above in the Plan Year immediately following the Plan Year

in which such absence initially occurs solely to prevent the occurrence of a One-Year Break in Service Year in such Plan

Year.  Notwithstanding any other provision of this

paragraph, any Employee shall not be credited with more than

501 Hours of Service by reason of such absence.


          "Participant" shall mean any Eligible Employee who

becomes eligible for participation in accordance with the

provisions of the Plan.


          "Participating Affiliate" shall mean any Related

Company or other entity which, with the approval of the

Committee, elects to participate in the Plan.  By electing

to participate in the Plan, a Participating Affiliate agrees to be bound by any Plan or Trust amendment adopted by

resolution of the Board of Directors or the Committee, by

the written instrument of any person to whom the Board or

the Committee has delegated its authority to adopt the

amendment or by any other method of amendment permitted

under the Plan.  If a Participating Affiliate ceases to be a

Related Company, except by merger with its parent, the

employment of each Employee of the Participating Affiliate

shall be deemed to have terminated for purposes of the Plan,

except to any extent any such Employee is required by law to continue to be treated under the Plan as an Employee of the

Company.


          As of February 1, 1999, the Macerich Management

Company and The Macerich Company were the only Participating

Affiliates in the Plan.


          "Plan" shall mean The Macerich Property Management

Company Profit Sharing Plan as set forth herein, now in

effect or hereafter amended.


          "Plan Year" shall mean the twelve-consecutive

month period ending on each December 31.  The Plan Year

shall be the limitation year for purposes of Section 415 of

the Code.


          "Related Company" shall mean (i) each corporation

which is a member of a controlled group of corporations

(within the meaning of Section 1563(a) of the Code,

determined without regard to Section 1563(a)(4) and

(e)(3)(C) thereof) of which the Company is a component

member, (ii) each entity (whether or not incorporated) which is under common control with the Company, as such common

control is defined in Section 414(c) of the Code and

Regulations issued thereunder, (iii) any organization which

is a member of an affiliated service group (within the

meaning of Section 414(m) of the Code) of which the Company

or a Related Company is a member, and (iv) any organization

which is required by regulations issued under Section 414(o)

of the Code to be treated as a Related Company.  For the

purposes of Article IV of the Plan the phrase "more than 50

percent" shall be substituted for the phrase "at least 80

percent" each place it appears in Section 1563(a)(1) of the

Code.  The term "Related Company" shall also include each

predecessor employer to the extent required by Section

414(a) of the Code.  Notwithstanding the foregoing, an

organization shall not be considered a Related Company for

any purpose under the Plan prior to the date it is

considered affiliated under clauses (i) through (iv) above.


          "The Macerich Company" shall mean The Macerich

Company, a Maryland corporation, an affiliate of the

Company.


          "Trust" shall mean the trust which is established

to hold and invest contributions under the Plan.


          "Trustee" (or "Trustees," if more than one is

appointed and acting) shall mean the trustee or trustees,

whether original or successor, appointed under the Trust.


          "Year of Eligibility Service" shall mean each

Eligibility Computation Period during which the Employee is

credited with at least 1,000 Hours of Service.


          "Year of Vesting Service" shall mean a Plan Year

during which an Employee is credited with at least 1,000

Hours of Service.


                         ARTICLE II

                        PARTICIPATION


Section 2.1 -  Eligibility Requirements.


          Each Eligible Employee who was a Participant on

January 31, 1999, shall continue as a Participant.  Each

other Employee shall become a Participant on the Entry Date

coinciding with or immediately after the later of (i) his

completion of one Year of Eligibility Service, or (ii) the

date on which he attains age 21; provided that he is an

Eligible Employee on such Entry Date.


Section 2.2 -  Participation.


          Participation of a Participant shall commence as

of the Entry Date specified in Section 2.1, 2.3 or 2.6, as

applicable, and shall continue during the Participant's

Employment with the Company and until the occurrence of a

Break in Employment or until the Participant is no longer an

Eligible Employee.


          An Eligible Employee on Approved Absence shall not

become a Participant until the end of his Approved Absence;

but a Participant who is on Approved Absence shall continue

as a Participant during the period of his Approved Absence.


          Notwithstanding any other provision of the Plan to

the contrary, contributions, benefits, and service credit

with respect to qualified military service will be provided

in accordance with Section 414(u) of the Code.


Section 2.3 -  Reemployment.


          (a)  An Eligible Employee who has met the eligibility

requirements described in Section 2.1 but who incurs a Break in Employment prior to becoming a Participant and is later

reemployed as an Eligible Employee shall become a

Participant as of the Entry Date which falls on or

immediately after the date of his reemployment; provided

that he is an Eligible Employee on such Entry Date.


          (b)  A Participant who incurs a Break in Employment and is later reemployed as an Eligible Employee shall resume

participation immediately upon his reemployment.


          (c)  An Employee who incurs a Break in Employment prior to having a vested interest in an Account attributable to

Company Contributions, Compensation Deferrals or Employer

Profit Sharing Contributions under the Plan, shall forfeit

all Years of Eligibility Service prior to the break if,

during the Break in Employment, the Employee incurred a

number of One-Year Break in Service Years at least equal to

the greater of five or the aggregate number of Years of

Eligibility Service the Employee had in the Plan before the

Break in Employment.  For the purpose of this subsection

only and notwithstanding anything to the contrary in the

Plan, a One-Year Break in Service Year shall be computed

with reference to Eligibility Computation Periods, not Plan

Years.


Section 2.4 -  Designation of Beneficiary.


          Upon forms provided by the Committee, each

Eligible Employee who becomes a Participant shall designate

in writing the Beneficiary or Beneficiaries whom such

Employee desires to receive any benefits payable under the

Plan in the event of such Employee's death.  A Participant

may from time to time change his designated Beneficiary or

Beneficiaries without the consent of such Beneficiary or

Beneficiaries by filing a new designation in writing with

the Committee.  However, if a married Participant wishes to

designate a person other than his spouse as Beneficiary,

such designation shall be consented to in writing by the

spouse, which consent shall acknowledge the effect of the

designation and be witnessed by a Plan representative or a

notary public.  The Participant may change any election

designating a Beneficiary or Beneficiaries without any

requirement of further spousal consent if the spouse's

consent so provides.  Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the

satisfaction of a Plan representative) that there is no

spouse or that the required consent cannot be obtained

because the spouse cannot be located, or because of other

circumstances prescribed by Treasury Regulations.  The

Company, the Committee and the Trustee may rely upon a

Participant's designation of Beneficiary or Beneficiaries

last filed in accordance with the terms of the Plan.  Upon

the dissolution of marriage of a Participant, any

designation of the Participant's former spouse as a

Beneficiary shall be treated as though the Participant's

former spouse had predeceased the Participant, unless (i)

the Participant executes another Beneficiary designation

that complies with this Section 2.4 and that clearly names

such former spouse as a Beneficiary, or (ii) a court order

presented to the Committee prior to distribution on behalf

of the Participant explicitly requires the Participant to

continue to maintain the former spouse as the Beneficiary.

In any case in which the Participant's former spouse is

treated under the Participant's Beneficiary designation as

having predeceased the Participant, no heirs or other

beneficiaries of the former spouse shall receive benefits

from the Plan as a Beneficiary of the Participant except as

provided otherwise in the Participant's Beneficiary

designation.


Section 2.5 -  Designation of Investments.


          (a)  Subject to the restrictions contained herein and in

Section 3.7, each Participant shall designate on a form

provided by the Committee whether and to what extent the

contributions allocated to his Accounts are to be invested

in the respective Investment Funds.  Any Participant who

does not notify the Committee of his initial choice of

Investment Fund(s) shall be deemed to have elected the

"default fund" designated by the Committee and announced to

Participants in accordance with Section 3.7.


          (b)  A Participant may change the designation of

Investment Funds for the investment of new contributions as

well as change the allocation of his Accounts among the

Investment Funds, each in accordance with Section 3.7.

          (c)  A former Participant who has deferred distribution of his Accounts may continue to designate the Investment Funds

for the investment of his Accounts in accordance with this

Section 2.5 and Section 3.7.


Section 2.6 -  Special Rules for Employees of Acquired Properties.


          (a)  Notwithstanding any provisions contained herein to the contrary (but subject to the nondiscrimination rules of

Section 401(a)(4) of the Code), in the event that the

Company or a Participating Affiliate acquires a direct or

indirect interest in, or agrees to become the manager of, a

shopping mall or other property and the Committee or its

delegate determines that this Section 2.6 shall apply with

respect to such property, an individual who was employed in

the management of such property immediately prior to such

acquisition, or commencement of such management, and who

becomes an Employee of the Company or a Participating

Affiliate shall, for purposes of eligibility and vesting

under this Plan, be credited with service in the management

of such property prior to the acquisition, or commencement

of management, by the Company or a Participating Affiliate.


          (b)  Each Employee described in Section 2.6(a) shall

become a Participant on and shall have an Entry Date which is the first day of the month coinciding with or immediately after

his completion of the applicable employment probationary

period with the Company or a Participating Affiliate (which

in no case shall exceed 90 days); provided that he (i) has

then completed one Year of Eligibility Service (including

for this purpose, service described in Section 2.6(a)), (ii)

has then attained age 21, and (iii) is then an Eligible

Employee.  For an Employee described in Section 2.6(a) who

does not satisfy the requirements of the preceding sentence,

such Employee shall become a Participant on the Entry Date

generally applicable under the Plan coinciding with or

immediately after the later of (i) his completion of the

applicable employment probationary period with the Company

or a Participating Affiliate (which in no case shall exceed

90 days), (ii) his completion of one Year of Eligibility

Service (including for this purpose, service described in

Section 2.6(a)), or (iii) the date on which he attains age

21; provided that he is an Eligible Employee on such Entry

Date.


                         ARTICLE III

                        CONTRIBUTIONS

Section 3.1 -  Company Contributions.


          (a)  The Company and each Participating Affiliate shall

contribute to the Trust for each Plan Year, the amounts

required pursuant to Section 3.2, and may contribute amounts pursuant to Section 3.3.


          (b)  In no event shall the aggregate contribution for

any Plan Year made by the Company and any Participating

Affiliates under Sections 3.2, 3.3 and 3.4, and under any

other profit sharing or stock bonus plan(s) maintained by

the Company or a Participating Affiliate, exceed 15% of the

Compensation paid or accrued to all Participants, plus the

amount of any "unused pre-87 limitation carryforwards"

available under Section 404(a)(3)(A) of the Code.  The

Compensation taken into account for purposes of the

preceding sentence shall be Compensation paid or accrued

during the Company's taxable year ending with or within the

Plan Year to which the Company contribution relates, but

shall not include any salary reduction contributions which

are excludable from Participants' income in accordance with

Code Sections 125 or 402(g).

Section 3.2 -  Compensation Deferrals.


          (a)  Subject to the limitations in Sections 3.1, 3.6, 3.7

and 4.1, each Participant may elect Compensation Deferrals,

in the manner prescribed by the Committee, in whole

percentages from 1% to 15% of the Participant's

Compensation.  A Participant's election to commence

Compensation Deferrals shall be effective at the time

established by the Committee, but no earlier than the first

day of the first payroll period commencing after the

Committee's receipt of such election.  The Committee may

permit telephonic elections and may adopt rules establishing the specific pay periods for which Compensation Deferrals

may be made.  The Participant's Compensation shall be

reduced by the amount of his Compensation Deferrals, which

shall be credited to the Participant's Compensation Deferral

Account, and shall be made in accordance with rules

established by the Committee.



          (b)  A Participant's Compensation Deferral percentage

will remain in effect, notwithstanding any change in

Compensation, until the Participant elects to change the

percentage.  A Participant may elect at any time to suspend,

change or resume Compensation Deferrals, provided he makes

an election in the manner prescribed by the Committee.  The

Committee may permit telephonic elections and may adopt

rules specifying the frequency with which elections may be

changed and the effective times of such change elections.

After the Committee receives a Participant's election to

suspend, change or resume Compensation Deferrals, such

election shall be effective no earlier than the first day of the first payroll period following the Committee's receipt

of such election.

          (c)  To make Compensation Deferrals under this Section

3.2, the Company will reduce the Participant's Compensation in the amount authorized by the Participant and make a

contribution to the Trustee equal to such reduction as of

the earliest date on which such amount can reasonably be

segregated from the Company's general assets; provided,

however, that such contribution shall be made no later than

the fifteenth business day of the month following the date

on which such amount would otherwise have been payable to

the Participant in cash, or as of such earlier or later date

(in the case of any available extensions of time) as may be

required or permitted by regulations issued pursuant to

ERISA.  Compensation Deferrals constitute Company

contributions under the Plan and are intended to qualify as

elective contributions under Code Section 401(k).

          (d)  As of the last day of the Plan Year, the Committee

shall determine the amount of Compensation Deferrals in

excess of those permitted under Section 3.6 of the Plan, and any excess shall be distributed to the Participant

responsible for the excess Compensation Deferral in

accordance with the Code, Treasury Regulations and Section

3.6.


Section 3.3 -  Employer Profit Sharing Contributions.


          Subject to the limitations of Sections 3.1 and

4.1, the Board of Directors, in its sole discretion, may

provide that the Company and each Participating Affiliate

shall make an Employer Profit Sharing Contribution for any

Plan Year.  The amount and timing of any such contribution

shall be determined by the Board.  As of the last day of the payroll period in which an Employer Profit Sharing

Contribution is made, there shall be allocated to the

Employer Profit Sharing Contributions Account of each

Qualified Participant (as hereinafter defined) an amount

equal to that portion of the total allocable Employer Profit

Sharing Contribution that the Qualified Participant's

Compensation for the Plan Year with respect to which the

contribution is being made bears to the total Compensation

of all such Qualified Participants for the Plan Year with

respect to which the contribution is being made.  For

purposes of this Section 3.3, a "Qualified Participant"

means a Participant:  (i) who was credited with at least

1,000 Hours of Service during the Plan Year with respect to

which the contribution pursuant to this Section 3.3 is being made and who was a Participant on the related Anniversary

Date; or (ii) who terminated employment during the Plan Year with respect to which the contribution is being made due to

Disability, death, or retirement on or after attaining

Normal Retirement Age.


Section 3.4 -  Rollover Contributions.


          The Plan shall not accept rollover contributions.


Section 3.5 -  Section 402(g) Limit on Compensation

Deferrals.


          (a)  Compensation Deferrals made on behalf of any

Participant under the Plan and all other plans (which are

described in Section 3.5(c)) maintained by the Company or a

Related Company shall not exceed the limitation under Code

Section 402(g)(1) for the taxable year of the Participant,

as adjusted annually under Section 402(g)(5) of the Code,

and shall be effective as of January 1 of each calendar

year.



          (b)  In the event that the dollar limitation provided

for in Section 3.5(a) is exceeded, the Participant is deemed to have requested a distribution of the excess amount by the

first March 1 following the close of the Participant's

taxable year, and the Committee shall distribute such excess amount, and any income allocable to such amount, to the

Participant by the first April 15th thereafter.

          (c)  In the event that a Participant is also a participant in (i) another qualified cash or deferred arrangement as

defined in Section 401(k) of the Code, (ii) a simplified

employee pension, as defined in Section 408(k) of the Code,

or (iii) a salary reduction arrangement, within the meaning

of Section 3121(a)(5)(D) of the Code, and the elective

deferrals, as defined in Section 402(g)(3) of the Code, made under such other arrangement(s) and the Plan cumulatively

exceed the dollar limit under Section 3.5(a) for such

Participant's taxable year, the Participant may, not later

than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that the

Compensation Deferrals made on his behalf under the Plan be

reduced by an amount specified by the Participant.  The

Committee may then determine to distribute such excess in

the same manner as provided in Section 3.5(b).


Section 3.6 -  Section 401(k) Limitations on Compensation

Deferrals.


          (a)  The Committee will estimate, as soon as practical

before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if

any, to which Compensation Deferral treatment under Section

401(k) of the Code may not be available to any Participant

or class of Participants.  In accordance with any such

estimate, the Committee may modify the limits in Section

3.2(a), or set initial or interim limits, for Compensation

Deferrals relating to any Participant or class of

Participants.  These rules may include provisions

authorizing the suspension or reduction of Compensation

Deferrals above a specified dollar amount or percentage of

Compensation.


          (b)  For each Plan Year, an actual deferral percentage

will be determined for each Participant equal to the ratio of the total amount of the Participant's Compensation Deferrals

allocated under Section 3.2(a) for the Plan Year divided by

the Participant's Compensation in the Plan Year.  For

purposes of this Section 3.6, "Compensation" shall meet the

requirements of Section 414(s) of the Code and Treasury

Regulations issue thereunder, and shall include elective or

salary reduction contributions to a cafeteria plan or cash

or deferred arrangement, other than a tax-sheltered annuity

under Code Section 403(b).  An Employee's Compensation taken into account for this purpose shall be limited to

Compensation received during the Plan Year while the

Employee is a Participant.  Except as otherwise provided in

this Section 3.6(b), with respect to Participants who have

made no Compensation Deferrals under the Plan, such actual

deferral percentage will be zero.


          (c)  The average of the actual deferral percentages for

Highly Compensated Employees in any Plan Year beginning on

or after January 1, 1997 (the "High Average") when compared

with the average of the actual deferral percentages for non-

Highly Compensated Employees in the preceding Plan Year (the

"Low Average") must meet one of the following requirements:


               (1)  The High Average is no greater than 1.25 times

the Low Average; or


               (2)  The High Average is no greater than two times

the Low Average, and the High Average is no greater than the Low

Average plus two percentage points.


          (d)  If, at the end of a Plan Year, a Participant or class of Participants has excess Compensation Deferrals, then the

Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:


               (1)  Excess Compensation Deferrals, and any
earnings

     attributable thereto through the end of the Plan Year, may be distributed to the Participant within the 2-1/2 month

     period following the close of the Plan Year to which the

     excess Compensation Deferrals relate to the extent feasible,

     but in all events no later than 12 months after the close of such Plan Year.



               Any such excess Compensation Deferrals

          distributed from the Plan with respect to a

          Participant for a Plan Year shall be reduced by

          any amount previously distributed to such

          Participant under Section 3.5(b) for the

          Participant's taxable year ending with or within

          such Plan Year.



               (2)  The Company, in its discretion, may make a

     contribution to the Plan, which will be allocated as a fixed dollar amount among the Accounts of some or all non-Highly

     Compensated Employees (as determined by the Company) who

     have (i) met the eligibility requirements of Section 2.1 or

     Section 2.3, as applicable, and (ii) who are Eligible

     Employees on the last day of the Plan Year.  Such

     contributions shall be fully (100%) vested at all times, and shall be subject to the withdrawal restrictions which are

     applicable to Compensation Deferrals.  Such contributions

     shall be considered "Qualified Non-Elective Contributions"

     under applicable Treasury Regulations.


          (e)  Excess Compensation Deferrals for Plan Years beginning on or after January 1, 1997 shall be determined by the

Committee in accordance with this Section 3.6(e).  The

Committee shall calculate a tentative reduction amount to

the Compensation Deferrals of the Highly Compensated

Employee(s) with the highest actual deferral percentage

equal to the amount which, if it were actually reduced,

would enable the Plan to meet the limits in (c) above, or to cause the actual deferral percentage of such Highly

Compensated Employee(s) to equal the actual deferral

percentage of the Highly Compensated Employee(s) with the

next-highest actual deferral percentage, and the process

shall be repeated until the limits in (c) above are

satisfied.  The aggregate amount of the tentative reduction

amounts in the preceding sentence shall constitute

"Refundable Contributions".  The entire aggregate amount of

the Refundable Contributions shall be refunded to Highly

Compensated Employees.  The amount to be refunded to each

Highly Compensated Employee (which shall constitute his

excess Compensation Deferrals) shall be determined as

follows:  (i) the Compensation Deferrals of the Highly

Compensated Employee(s) with the highest dollar amount of

Compensation Deferrals shall be refunded to the extent that

there are Refundable Contributions or to the extent

necessary to cause the dollar amount of Compensation

Deferrals of such Highly Compensated Employee(s) to equal

the dollar amount of Compensation Deferrals of the Highly

Compensated Employee(s) with the next-highest Compensation

Deferrals, and (ii) the process in the foregoing clause

shall be repeated until the total amount of Compensation

Deferrals refunded equals the total amount of Refundable

Contributions.  The earnings attributable to excess

Compensation Deferrals will be determined in accordance with

Treasury Regulations.  The Committee will not be liable to

any Participant (or his Beneficiary, if applicable) for any

losses caused by inaccurately estimating or calculating the

amount of any Participant's excess Compensation Deferrals

and earnings attributable to the Compensation Deferrals.


          (f)  If the Committee determines that an amount to be

deferred pursuant to the election provided in Section 3.2

would cause Company contributions under this and any other

tax-qualified retirement plan maintained by any Company to

exceed the applicable deduction limitations contained in

Section 404 of the Code, or to exceed the maximum Annual

Addition determined in accordance with Article IV, the

Committee may treat such amount in accordance with the rules in Section 3.6(d)(1).

          (g)  In the discretion of the Committee, the tests

described in this Section 3.6 may be applied by aggregating the Plan with any other defined contribution plans permitted under

the Code.  For purposes of determining whether the Plan

satisfies the requirements of this Section 3.6, all

Compensation Deferrals and Elective Contributions under any

other Plan maintained by the Company which is aggregated

with the Plan for purposes of Section 401(a) or 410(b) of

the Code (other than Section 410(b)(2)(A)(ii)) are to be

treated as made under a single plan.  Furthermore, if two or more plans are permissively aggregated for purposes of the

test described in this Section 3.6, the aggregated plans

must also satisfy Code Sections 401(a)(4) and 410(b) as

though they were a single plan.

Section 3.7 -  Investment Funds.


          (a)  Separate Investment Funds shall be established and

maintained by the Committee under the Plan.  The Committee

may, in its discretion, terminate any Investment Fund.

Pursuant to Section 7.3(b), the Committee shall determine

the number of Investment Funds and the Committee, the

Trustee or the Investment Manager, whichever is applicable,

shall determine the investments to be made under each of the

Investment Funds.  One Investment Fund shall be The Macerich

Company Common Stock Fund, which is a pool of assets

maintained by the Trustee, invested in Macerich Stock

(except for cash or cash equivalents pending distribution or investment and a short-term investment component which may

be retained in the Committee's discretion to provide

liquidity for such fund).  The Committee shall establish such rules as it deems appropriate for determining the purchase price of any shares purchased under The

Macerich Company Common Stock Fund; provided, that in no event shall the minimum purchase price per share be less than the par value thereof.  Any cash dividends on Macerich Stock in The Macerich Company Common Stock Fund shall be reinvested in Macerich Stock.


          (b)  Pursuant to rules established by the Committee and

subject to the provisions of this Section 3.7, each

Participant shall have the right and obligation to designate in which of the Investment Funds his Accounts will be

invested, and to change such designation.  The designation

shall be made in a manner and on such forms as are

established by the Committee or pursuant to such other

methods (including telephonic transfers) authorized by the

Committee.  The Committee shall describe to the Participants the investments to be made under each Investment Fund in

such detail as the Committee deems appropriate in its sole

discretion.  Up to 100% of the Trust assets may be invested

in Macerich Stock; the amount of Trust assets that may be

invested in Macerich Stock will be the amount selected by

the Participants to be so invested.  Notwithstanding

anything to the contrary in this Section 3.7 or in Section

2.5, a Participant may not elect (i) that more than 25% of

the contributions allocated to his Accounts be invested in

The Macerich Company Common Stock Fund, or (ii) a transfer

between Investment Funds that would result in more than 25%

of the value of his Accounts being invested in The Macerich

Company Common Stock Fund (although more than 25% of the

value of a Participant's Accounts may, in fact, be invested,

as a result of the crediting of earnings and losses with

respect to the Investment Funds, in The Macerich Company

Common Stock Fund).  If a Participant does not make an

election with respect to the investment of his Accounts,

they will be invested in the "default" Investment Fund

selected by the Committee as announced to Participants.  The

Committee may establish other rules, regulations, and

procedures regarding the Investment Funds as it deems

appropriate in its sole discretion.


          (c)  After the Committee has made the annual allocations

to the Accounts for each Participant pursuant to Section 3.9,

it shall notify each Participant with respect to the status

of such Participant's Accounts as of such date.  Such

notification shall in any event be made not later than 180

days after the end of each Plan Year.  The total amounts to

credited to each Participant's Accounts shall represent each

Participant's contingent share of the Trust as of such date.

In addition, the Committee may notify each Participant of

the status of his Accounts as of any other date chosen by

the Committee.  Such allocation and notification shall not

vest in any Participant any right, title or interest in the

Trust, except to the extent, at the time or times, and upon

the terms and conditions set forth herein.  Neither the

Company, the Trustee, nor the Committee to any extent

warrants, guarantees or represents that the value of any

Participant's Accounts at any time will equal or exceed the

amount previously allocated or contributed thereto.


          (d)  For such period of time that The Macerich Company

is intended to qualify as a "real estate investment trust"

within the meaning of Section 856 of the Code, no

Participant shall invest any portion of his Accounts in The

Macerich Company Common Stock Fund to the extent that such

investment would cause the Participant to own (or be deemed

to own, after taking into consideration the constructive

ownership rules applicable to Section 856(h)(i)(A) of the

Code) more than 9.8% of the outstanding stock of The

Macerich Company.  The Committee may adopt such other rules

or more restrictive limitations as it deems advisable with

respect to Participant investments in The Macerich Company

Common Stock Fund in order to assure that The Macerich

Company does not become "closely held" within the meaning of

Section 856(a)(6) of the Code.


Section 3.8 -  Valuation of Accounts.


          (a)  The value of the Accounts invested in the Investment

Funds shall be established on each business day by the

Trustee or the applicable Investment Manager, and investment gains and losses shall be allocated to such Accounts

according to the investment elections of Participants.


          (b)  Notwithstanding anything to the contrary herein, if

the Committee determines that an alternative method of

allocating earnings and losses would better serve the

interests of Participants and Beneficiaries or could be more readily implemented, the Committee may substitute such

alternative; provided that any such alternative method must

result in Plan earnings being allocated on the general basis of Account balances.

          (c)  Amounts invested in The Macerich Company Common Stock

Fund shall be invested in Macerich Stock (except for cash or cash equivalents pending distribution or investment and a

short-term investment component which may be retained in the

Committee's discretion to provide liquidity for such fund).

Cash dividends received on the Company Stock shall be used

to purchase additional shares of Macerich Stock.  Stock

dividends and stock splits on the Macerich Stock shall be

reflected by an adjustment to the number of shares of

Macerich Stock held in The Macerich Company Common Stock

Fund.


Section 3.9 -  Forfeitures.


          Any amount which has been forfeited under the Plan

during the Plan Year shall be used as described in this

Section 3.9.  Forfeitures during a Plan Year shall be

allocated on the last day of that Plan Year to the Employer

Profit Sharing Contributions Account of each Qualified

Participant (as hereinafter defined).  The amount of

forfeitures allocated to each Qualified Participant's

Employer Profit Sharing Contributions Account shall equal

that portion of the total allocable forfeitures that the

Qualified Participant's Compensation for the Plan Year with

respect to which the forfeitures are being allocated bears

to the total Compensation of all such Qualified Participants for that Plan Year.  For purposes of this Section 3.9, a

"Qualified Participant" means a Participant:  (i) who was

credited with at least 1,000 Hours of Service during the

Plan Year with respect to which the forfeitures are being

allocated and who was a Participant on the related

Anniversary Date; or (ii) who terminated employment during

the Plan Year with respect to which the forfeitures are

being allocated due to Disability, death, or retirement on

or after attaining Normal Retirement Age.


                         ARTICLE IV

               LIMITATION ON ANNUAL ADDITIONS


Section 4.1 -  Limitation on Annual Additions.

          Notwithstanding anything else contained herein,

the Annual Additions (as defined in Appendix A attached

hereto) to all the Accounts of a Participant shall not

exceed the lesser of $30,000 (adjusted as permitted under

Section 415(d)(1) of the Code and regulations issued

thereunder) or 25% of the Participant's Section 415

Compensation from the Company and all Related Companies

during the Plan Year.  This Section 4.1 shall be construed

and interpreted in accordance with the provisions of

Appendix A attached hereto.


                          ARTICLE V

                           VESTING


Section 5.1 -  Fully Vested Accounts.


          A Participant's Compensation Deferral Account

shall be 100% vested and nonforfeitable.


Section 5.2 -  Employer Profit Sharing Contributions Accounts.


          (a)  The interest of each Participant in his Employer Profit

Sharing Contributions Account shall vest and become

nonforfeitable up to a maximum of 100% as follows:



                    (i)  A Participant shall become 100% vested if, while an

          Employee, he attains his Normal Retirement Age, incurs a

          Disability, or dies; or


                    (ii) A Participant shall become vested in accordance with

          the following schedule:


                Years of
            Vesting Service         Percentage Vested
            ---------------         -----------------

              less than 3                   0%
                   3                       20%
                   4                       40%
                   5                       60%
                   6                       80%
               7 or more                   100%


          (b)  If a Participant incurs a One-Year Break in Service

Year before he has a vested interest in his Employee Profit

Sharing Contributions Account under this Article V, in

determining his Years of Vesting Service under this Section

5.2, all Years of Vesting Service earned before the One-Year

Break in Service Year shall be forfeited if the consecutive

number of One-Year Break in Service Years equals or exceeds

the greater of five or the Years of Vesting Service earned

before the One-Year Break in Service Year.


          (c)  All Years of Vesting Service shall be taken into

account in determining the vested percentage in a

Participant's Employer Profit Sharing Contributions Account.

If a Participant incurs a Break in Employment which is

followed by five consecutive One-Year Break in Service Years and is subsequently reemployed, no Year of Vesting Service

after such five consecutive One-Year Break in Service Years

shall be taken into account in determining the vested

percentage in a Participant's Employer Profit Sharing

Contributions Account accrued up to any such One-Year Break

in Service Year.

          (d)  When a Participant ceases to participate and receives distribution of his Employer Profit Sharing Contributions

Account, such portion of his Employer Profit Sharing

Contributions Account as of the coinciding or next following

Anniversary Date as is not vested shall be forfeited and

allocated in the manner provided in Section 3.9 as of such

Anniversary Date.  For purposes of the preceding sentence, a

Participant who ceases to participate in the Plan and whose

nonforfeitable percentage in his Employer Profit Sharing

Contributions Account is zero, shall be deemed to have

received a complete distribution of the nonforfeitable

portion of his Employer Profit Sharing Contributions

Account.  If a former Participant who has suffered a

forfeiture on account of his termination of participation in accordance with this subsection (d) is reemployed as an

Employee by the Company before incurring five consecutive

One-Year Break in Service Years and repays to the Plan all

money distributed from his Employer Profit Sharing

Contributions Account prior to 60 months after such

reemployment, any amounts so forfeited (unadjusted for any

increase or decrease in the value of Trust assets subsequent to the Anniversary Date on which the forfeiture occurred)

shall be reinstated to the Participant's Employer Profit

Sharing Contributions Account within a reasonable time after such repayment.  Such reinstatement shall be made from

forfeitures of Participants occurring during the Plan Year

in which such reinstatement occurs to the extent such

forfeitures are attributable to contributions by the same

Company (or a Company that is a Related Company to that

Company) and earnings on such contributions; provided,

however, if such forfeitures are not sufficient to provide

such reinstatement, the reinstatement shall be made from the current year's contribution by that Company to the Plan.

When a Participant ceases to participate and incurs five

consecutive One-Year Break in Service Years, such portion of his Employer Profit Sharing Contributions Account as is not

vested (and was not previously forfeited in accordance with

the foregoing provisions of this subsection) shall be

forfeited and allocated in the manner provided in Section

3.9 as of the Anniversary Date occurring on or immediately

following the date the Participant incurred such five

consecutive One-Year Break in Service Years.


          (e)  Notwithstanding the preceding subsections, in

the case of a Participant who incurs a Break in Employment prior to the first Plan Year beginning after 1984, the word "one"

shall be substituted for "five" in subsections (b), (c)

and/or (d) if such substitution results in the following

conditions being met: in the case of subsection (b), the

described forfeiture would have occurred prior to the first

Plan Year beginning after 1984; or, in the case of

subsections (c) and (d), a One-Year Break in Service Year

would have occurred before the first Plan Year beginning

after 1984.
                         ARTICLE VI

                        DISTRIBUTIONS


Section 6.1 -  Distribution of Benefits.


          (a)  Benefits shall become distributable to a Participant or his Beneficiary (in the case of death) upon the

Participant's Break in Employment.


          (b)  The amount of the benefits distributable to a

Participant shall be the vested amount credited to such

Participant's Accounts as of the date (or, if installments

are elected in accordance with Section 6.1(c), dates) on

which the amount representing the distribution is liquidated from the appropriate Investment Funds pending distribution.

          (c)  Distributions shall be in the form of a single cash

lump sum paid as soon as administratively practicable after

the date benefits become distributable unless an alternative form of distribution is elected in accordance with this


Section 6.1(c).


          Subject to the other provisions of this Section

6.1(c) and such rules and procedures as the Committee may

adopt, a participant may elect to receive his distribution

in the form of annual or more frequent cash installments to

be paid over a period not longer than the joint life and

last survivor expectancy of the Participant and his spouse,

if any, reasonably determined from the expected return

multiples prescribed in Treas. Reg. Section 1.72-9.  If

installment payments are elected, the balance of the

Participant's Accounts remaining in the Plan during the

period in which installments are being paid shall continue

to be invested in the Investment Funds in accordance with

the Participant's elections in accordance with Section 2.5

and Section 3.7.  Installment payments shall be made as soon as administratively practicable after the dates elected by

the Participant.


          A Participant may elect an alternate form of

distribution (or elect to change a prior alternate form of

distribution election) in such manner and at such time as

the Committee may prescribe; provided that (i) such election must be in writing and on a form approved by the Committee,

and (ii) in order to be valid, the election must be received by the Committee (or its delegate) prior to the date that

benefits are actually paid (or, in the case of installments,

the date installments commence).


          (d)  The value of the amount distributed in the form of cash from the portion of a Participant's Accounts invested in The

Macerich Company Common Stock Fund shall be the net proceeds at the sale of the Macerich Stock liquidated pending

distribution, plus cash for any fractional share which is

not liquidated.  If a Participant's Accounts are invested in

The Macerich Company Common Stock Fund on the record date

for a dividend payment declared by The Macerich Company on

its Common Stock and a distribution from The Macerich

Company Common Stock Fund is made to the Participant or his

Beneficiary after such record date but before the actual

payment of the dividend by The Macerich Company or the

crediting of such dividend to the Participant's Accounts,

the Participant's benefits in respect of such dividend shall be distributed to the Participant as soon as

administratively practicable after the date of actual

payment of the dividend by The Macerich Company.


          (e)  Notwithstanding the foregoing, if the nonforfeitable

balance in the Participant's Accounts has ever exceeded

$5,000 (or, if greater, such other amount as may be provided for under Section 411(a)(11)(A) of the Code or the Treasury

Regulations promulgated thereunder), distribution shall be

made upon a Break in Employment only if the Participant so

requests or consents to a distribution of the nonforfeitable balance of his Accounts in writing.  An explanation of the

Participant's right to defer distribution of the

nonforfeitable balance of his Accounts shall be provided to

the Participant no less than 30 and no more than 90 days

before the date such distribution is to be made (consistent

with such regulations as the Secretary of the Treasury may

prescribe).  If a Participant does not so request or

consent, (unless Treasury Regulations otherwise provide and

the Committee adopts different rules) distribution of the

amounts payable shall be delayed until after the end of the

Plan Year in which the Participant attains Normal Retirement

Age.


          (f)  If a terminating Participant consents to immediate

distribution (in a lump sum or installments), the nonvested

portion of his Accounts, if any, shall be forfeited and his

rights with respect to the forfeited portion shall be

governed by Section 5.2.

          (g)  If the nonforfeitable balance of a terminating

Participant's Accounts is a distribution to which Sections

401(a)(11) and 417 of the Code do not apply, such

distribution may commence less than 30 days after the notice described in subsection (e) is given, provided that:  (i)

the Committee clearly informs the Participant that the

Participant has the right to a period of at least 30 days

after receiving the notice to consider the decision of

whether or not to elect a distribution (and, if applicable,

a particular distribution option), and (ii) the Participant,

after receiving the notice, affirmatively elects an

immediate distribution.

          (h)  In the event of the death of a Participant prior to

distribution, distribution of his Accounts shall be made to

his Beneficiary as soon as practicable after the

Participant's death, but in no event shall distribution be

made (or installments commence) later than the last day of

the calendar year following the calendar year in which the

death occurs.  Such distribution shall be made in the form

of a single lump sum unless, at the time of the

Participant's or former Participant's death, he was

receiving installment payments or had elected installment

payments pursuant to Section 6.1(c), in which case payment

shall be made or shall continue to be made in accordance

with the installment schedule elected by the Participant or

former Participant.

          (i)  Installment payments pursuant to Section 6.1(c) may be elected only by Participants who are entitled to receive a

distribution of at least $5,000 (or, if greater, such other

amount as may be provided for under Section 411(a)(11)(A) of the Code or the Treasury Regulations promulgated

thereunder).  The Committee may establish other rules,

regulations, and procedures regarding installments available and elected under Section 6.1(c) as it deems appropriate in

its sole discretion.


Section 6.2 -  Normal Retirement Age Withdrawal.


          A Participant who has not incurred a Break in

Employment may withdraw all or a portion of his vested

Accounts after he attains Normal Retirement Age.  Such

withdrawal shall be made in the manner prescribed by the

Committee.  A Participant may make only one (1) withdrawal

pursuant to this Section 6.2.


Section 6.3 -  Hardship Withdrawals.


          (a)  Subject to the approval of the Committee and guidelines promulgated by the Committee, withdrawals from  the

Participant's Compensation Deferral Account and/or Employer

Profit Sharing Contributions Account may be permitted to

meet a financial hardship resulting from:


               (1)  Uninsured medical expenses previously incurred by the

     Participant, or the Participant's spouse or dependent or

     necessary to obtain such medical care;


               (2)  The purchase (excluding mortgage payments) of a

principal residence of the Participant;


               (3)  The payment of tuition for the next 12 months of

post-secondary education for the Participant, or the

Participant's spouse, children or dependents;


(4)  The prevention of eviction of the Participant from his

principal residence, or foreclosure on the mortgage of the

Participant's principal residence; and


(5)  Any other event described in Treasury Regulations or

rulings as an immediate and heavy financial need and

approved by the Committee as a reason for permitting

distribution under this Section 6.3.


The  Committee  shall  determine,  in  a  non-discriminatory manner,  whether a Participant has a financial  hardship.  A distribution may be made under this Section 6.3 only if such distribution does not exceed the amount required to meet the immediate  financial need created by the hardship (including

taxes   or   penalties  reasonably  anticipated   from   the

distribution)  and  is not reasonably available  from  other resources of the Participant.


          (b)  The withdrawal amount shall not in any event exceed the value of the Participant's Compensation Deferral Account

and/or Employer Profit Sharing Contributions Account, as

applicable, as of the date immediately preceding the date of the Committee's acceptance of the Participant's written

application for a hardship withdrawal.  In addition, except

as provided otherwise in the following sentence, the amount

of any withdrawal pursuant to this Section 6.3 from a

Participant's Compensation Deferral Account shall not exceed the value of the Participant's Compensation Deferrals to

such Account, less previous withdrawals and excluding

earnings.  Notwithstanding the foregoing, any distribution

under this Section 6.3 may include earnings accrued to the

Participant's Compensation Deferral Account prior to 1989.

No withdrawal from a Participant's Employer Profit Sharing

Contributions Account may be made pursuant to this

Section 6.3 until after the date that the Participant

becomes 100% vested in such Account.  Payment of the

withdrawal shall be in a single sum as soon as

administratively practicable after the withdrawal is

approved by the Committee and in no event later than the end of the month following the month in which the withdrawal is

approved by the Committee.


          (c)  A Participant shall not be permitted to make any

withdrawals under this Section 6.3 until he has obtained all distributions, other than hardship distributions, and all

non-taxable loans currently available under all qualified

profit sharing and retirement plans maintained by the

Company or a Related Company.  A Participant may not make

more than one withdrawal pursuant to this Section 6.3 in any

12-month period.


          (d)  The Participant's request for a withdrawal shall

include his written statement that the need cannot be

relieved:  (i) through reimbursement or compensation by

insurance or otherwise; (ii) by reasonable liquidation of

the Participant's assets, to the extent such liquidation

would not itself cause immediate and heavy financial need;

(iii) by cessation of Compensation Deferrals under the Plan;

(iv) by other distributions or nontaxable loans currently

available from plans maintained by the Company or a Related

Company; or (v) by borrowing from commercial sources on

reasonable commercial terms.


          (e)  If a Participant withdraws any amount from his

Compensation Deferral Account pursuant to this Section 6.3,

he must agree in writing that he shall be unable to elect

that any Compensation Deferrals or any other employee

contributions (excluding mandatory employee contributions to a defined benefit plan) be made on his behalf under the Plan or under any other plan maintained by the Company or a

Related Company until one year after receipt of the

withdrawal.  For purposes of the preceding sentence, a plan

includes any qualified plan or nonqualified plan of deferred compensation and any stock purchase or stock option plan,

but does not include cafeteria plans or any other health or

welfare benefit plans.  In addition, a Participant who

withdraws any amount from his Compensation Deferral Account

pursuant to this Section 6.3 shall be unable to elect any

Compensation Deferrals under the Plan or under any other

plan maintained by the Company or a Related Company for the

Participant's taxable year immediately following the taxable year of the withdrawal to any extent that such Compensation

Deferral would exceed the applicable limit under Section

402(g) of the Code for such taxable year, reduced by the

amount of such Participant's Compensation Deferrals for the

taxable year of the withdrawal.


Section 6.4 -  Qualified Domestic Relations Orders.


          Subject to the procedures established by the

Committee under Section 9.4(b), benefits may be paid from

the nonforfeitable balance of a Participant's Accounts in

accordance with a qualified domestic relations order as

defined in Section 414(p) of the Code without regard to

whether the Participant has attained the "earliest

retirement age," as defined in Section 414(p) of the Code.


Section 6.5 -  Inability to Locate Participant.


          In the case of any distribution of an account

under the Plan, if the Committee is unable to make such

payment within three years after payment is due a

Participant or Beneficiary because it cannot locate such

Participant or Beneficiary, the Trustee shall direct that

such amount shall be forfeited and such amount shall be

allocated as described in Section 3.9.  If, after such

forfeiture, the Participant or Beneficiary later claims such benefit, such account shall be reinstated from forfeitures

of Participants in the Plan occurring during the Plan Year

in which such reinstatement occurs; provided, however, that

if such forfeitures are not sufficient to provide such

reinstatement, an additional Company contribution shall be

made for the Plan Year in which reinstatement occurs to

cover such reinstatement.  Establishment of an account

through such reinstatement shall not be deemed an "annual

addition" under Section 415 of the Code or Article IV of the

Plan.


Section 6.6 -  Limitations on Distributions.


          (a)  When benefits become distributable, the Committee shall direct the Trustee to distribute the amount described above

promptly, the payment of such benefits to commence,

notwithstanding anything to the contrary contained herein,

no later than 60 days following the close of the later of

the Plan Year in which (i) a Participant reaches Normal

Retirement Age, (ii) the Participant incurs a Severance from

Service, or (iii) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan

(unless the amount of the Participant's benefit has not been calculated by that date or the Participant cannot be

located, in which case distribution shall begin no later

than 60 days after the payment can be calculated or the

Participant located).


          (b)  Notwithstanding anything to the contrary contained

herein, the distribution options under the Plan shall comply with Section 401(a)(9) of the Code and regulations

promulgated thereunder, which are hereby incorporated by

this reference as a part of the Plan.  Accordingly, unless

otherwise permitted by law, the entire interest of each

Participant shall be distributed in a single lump sum, by

April 1 of the calendar year following the calendar year in

which the Participant reaches age 70-1/2.  Except as

provided by law, a Participant who reached age 70-1/2 before

January 1, 1988 and who was not a five percent owner of the

Company at any time during the Plan Year ending with or

within the calendar year in which the Participant attains

age 66-1/2 or thereafter, is not required to receive

distribution of his interest until he separates from

service.  If a Participant receives a distribution upon his

or her required beginning date (described above) and

continues employment past the required beginning date,

additional distributions shall be made annually to reflect

additional accruals in accordance with Treasury Regulations.

Effective January 1, 1997, the requirement that

distributions commence following age 70-1/2, but before

termination of employment, shall only apply in the case of a

Participant who is a five percent (5%) owner with respect to the Plan Year in which the Participant attains age 70-1/2.

For all Participants other than the 5% owners referred to in the preceding sentence, it is intended that distributions

prior to termination of employment be limited to the amount,

if any, required under Code Section 411(d)(6)(B)(ii).

Accordingly, (i) no distribution to such a Participant shall be made unless the Participant elects to commence

distributions, (ii) the amount of the distributions to such

a Participant shall not exceed the amount which the

Participant would have been required to receive, based upon

the Participant's Account balance as of December 31, 1996

under the terms of this Plan as they existed at such time,

and (iii) if, by regulation, ruling or otherwise, it is

established that it is permissible to delay any

distributions for such a Participant until the Participant

terminates employment, then distributions shall be so

delayed.  In the case of any Participant whose distributions commenced before January 1, 1997, distributions shall cease

for the 1997 and subsequent Plan Years if the employee so

elects.


          (c)  Distributions from the Plan are subject to all

applicable employment and income tax withholding

requirements of the Code.


Section 6.7 -  Direct Rollovers.


          (a)  This Section 6.7 applies to distributions made on or

after January 1, 1993.  Notwithstanding any provision of the

Plan to the contrary that would otherwise limit a

Distributee's (as defined below) election under this Section

6.7, if a Distributee will receive an Eligible Rollover

Distribution (as defined below) of at least $200, the

Distributee may elect, at the time and in the manner

prescribed by the Committee, to have any portion of an

Eligible Rollover Distribution paid directly to an Eligible

Retirement Plan (as defined below) specified by the

Distributee in a Direct Rollover; provided, however, that a

Distributee may not elect to have an Eligible Rollover

Distribution of less than $500 paid directly to an Eligible

Retirement Plan unless the Distributee elects to have his

entire Eligible Rollover Distribution paid directly to the

Eligible Retirement Plan.


          (b)  Definitions.

                    (1)  An "Eligible Rollover Distribution" is any

     distribution of all or any portion of the balance to the credit of the

     Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less

     frequently than annually) made for the life (or joint life expectancies) of the Distributee and the Distributee's

     designated Beneficiary, or for a specified period of ten

     years or more; any distribution to the extent such

     distribution is required under Section 401(a)(9) of the

     Code; and the portion of any distribution that is not

     includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to

     employer securities); and any other type of distribution

     which the Internal Revenue Service announces (pursuant to

     regulation, notice or otherwise) is not an Eligible Rollover

     Distribution.



                   (2)  An "Eligible Retirement Plan" is an individual

     retirement account described in Section 408(a) of the Code,

     an individual retirement annuity described Section 408(b) of the Code, an annuity plan described in Section 403(a) of the

     Code, or a qualified trust described in Section 401(a) of

     the Code, that accepts the Distributee's Eligible Rollover

     Distribution.  However, in the case of an Eligible Rollover

     Distribution to the Surviving Spouse, an Eligible Retirement

     Plan is an individual retirement account or individual

     retirement annuity.

                   (3)  A "Distributee" includes an Employee or former

     Employee.  In addition, the Employee's or former Employee's

     Surviving Spouse and the Employee's or former Employee's

     Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section

     414(p) of the Code, are Distributees with regard to the

     interest of the Spouse or former Spouse.

     (4)  A "Direct Rollover" is a payment by the Plan to the

     Eligible Retirement Plan specified by the Distributee.


                         ARTICLE VII

                        THE COMMITTEE



Section 7.1 -  Members.


          A committee (hereinafter referred to as the

"Committee") shall be appointed by, and shall serve at the

pleasure of, the Board.  The number of members comprising

the Committee shall be determined by the Board which may

from time to time vary the number of members.  A member of

the Committee may resign by delivering a written notice of

resignation to the Board.  The Board may remove any member

by delivering a certified copy of its resolution of removal

to such member.  Vacancies in the membership of the

Committee shall be filed promptly by the Board.


Section 7.2 -  Committee Action.


          The Committee shall choose a Chairman for the

Committee and a Secretary.  The  Secretary shall keep

minutes of the Committee's proceedings and all records and

documents pertaining to the Committee's administration of

the Plan.  Any action of the Committee shall be taken

pursuant to the vote or written consent of a majority of its members present, and such action shall constitute the action of the Committee and be binding upon the same as if all

members had joined therein.  A member of the Committee shall not vote or act upon any matter which relates solely to

himself as a Participant.  The Chairman or any other member

or members of the Committee designated by the Chairman may

execute any certificate or other written direction on behalf of the Committee.  The Trustee or any third person dealing

with the Committee may conclusively rely upon any

certificate or other written direction so signed.


Section 7.3 -  Rights and Duties.


          (a)  The Company shall be the Plan Administrator (as defined in Section 3(16)(A) of ERISA.)  The Company  delegates its

duties under the Plan to the Committee.  The Committee shall act as the Fiduciary with respect to control and management

of the Plan for purposes of ERISA on behalf of the

Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the

general administration of the Plan, and shall have all

powers necessary to accomplish its purposes, including, but

not by way of limitation, the following:


               (1)  To determine all questions relating to the eligibility of Employees to participate;


               (2)  To construe and interpret the terms and provisions of the Plan;

               (3)  To compute, certify to, and direct the Trustee with

     regard to the amount and kind of benefits payable to

     Participants and their Beneficiaries;

               (4)  To authorize all disbursements by the Trustee from the

     Trust;

               (5)  To maintain all records that may be necessary for the administration of the Plan other than those maintained by

     the Trustee;


               (6)  To provide for the disclosure of all information and

the filing or provision of all reports and statements to

Participants, Beneficiaries or governmental agencies as

shall be required by ERISA or other law, other than those

prepared and filed by the Trustee;


               (7)  To make and publish such rules for the regulation of

the Plan as are not inconsistent with the terms hereof;


               (8)  To appoint a plan administrator or, any other agent,

and to delegate to them or to the Trustee such powers and

duties in connection with the administration of the Plan as

the Committee may from time to time prescribe, and to

designate each such administrator or agent as Fiduciary with regard to matters delegated to him; and


               (9)  To make decisions on claims in a manner consistent with regulations of the Secretary of Labor for presentation of

claims by Participants and Beneficiaries for Plan benefits,

which shall include consideration of such claims, review of

claim denials and issuance of a decision on review.  Such

claims decisions shall at a minimum consist of the

following:


                         (A)  The Committee shall notify Participants and,

               where appropriate, Beneficiaries of their right to claim

               benefits under the claims procedures, and shall provide the name of the person or persons with whom such claims should be filed.


                         (B)  The Committee shall act upon claims initially made

               and communicate a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an

               extension of time for processing the claim.  If an extension is required, notice of the extension shall be furnished the claimant prior to the end of the initial 90-day period,

               which notice shall indicate the reasons for the extension

               and the expected decision date.  The extension shall not

               exceed 90 days.  The claim may be deemed by the claimant to have been denied for purposes of further review described

               below in the event a decision is not furnished to the

               claimant within the period described in the three preceding sentences.  Every claim for benefits which is denied shall be denied by written notice setting forth in a manner

               calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of the Plan on which denial is based,

               (iii) description of any additional material or information necessary for the claimant to perfect his claim with an

               explanation of why such material or information is

               necessary, and (iv) an explanation of the procedure for

               further reviewing the denial of the claim under the Plan.

                         (C)  The Committee shall review claim denials if

               review is timely requested.  The review given after denial of any claim shall be a full and fair review with the claimant or his duly authorized representative having 60 days after

               receipt of denial of his claim to request such review, the right to review all pertinent documents and the right to

               submit issues and comments in writing.


                          (D)  The Committee shall issue a decision not

               later than 60 days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not

               later than 120 days after receipt of the claimant's request for review.  The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with

               specific reference to any provisions of the Plan on which

               the decision is based.


          (b)  With respect to management or control of investments,

the Committee shall have the power to direct the Trustee in

writing with respect to the investment of the Trust assets

or any part thereof.  Where investment authority, management and control of Trust assets have been delegated to the

Trustee by the Committee, the Trustee shall be the Fiduciary with respect to the investment, management and control of

the Trust assets contributed by the Company and Participants with full discretion in the exercise of such investment,

management and control.  Except as otherwise provided by

law, the Committee may appoint one or more Investment

Manager(s), as defined in Section 1.2 of the Plan, to invest the Trust assets or any part thereof.  Where investment

authority, management, and control of Trust assets is not

specifically delegated to the Trustee, the Trustee shall be

subject to the direction of the Committee or the Investment

Manager(s) appointed by the Committee, if any, regarding the investment, management and control of such assets, and in

such case the Committee, or the Investment Manager(s), as

the case may be, shall be the Fiduciary with respect to the

investment, management and control of such assets.


          (c)  Each Fiduciary under the Plan and Trust shall be solely responsible for its own acts or omissions.  Except to the

extent required by ERISA or the Code, no Fiduciary shall

have the duty to question whether any other Fiduciary is

fulfilling any or all of the responsibilities imposed upon

such other Fiduciary by ERISA or by any regulations or

rulings issued thereunder.  No Fiduciary shall have any

liability for a breach of fiduciary responsibility of

another Fiduciary with respect to the Plan or Trust unless

he knowingly participates in such breach, knowingly

undertakes to conceal such breach, has actual knowledge of

such breach and fails to take reasonable remedial action to

remedy said breach or, through his negligence in performing

his own specific fiduciary responsibilities, has enabled

such other Fiduciary to commit a breach of the latter's

fiduciary responsibilities.


Section 7.4 -  Procedure for Establishing Funding Policy --

               Transmittal of Information.


          In order to enable the Committee to establish a

funding policy and perform its other functions under the

Plan, the Company shall supply full and timely information

to the Committee on all matters relating to the

Compensation, employment, retirement, death, or the cause

for termination of employment of each Participant and such

other pertinent facts as may be required.  The Committee

shall advise the Trustee and the Investment Manager, as

appropriate, of such of the foregoing facts as may be

pertinent to the duties of the Trustee and Investment

Manager under the Plan.


Section 7.5 -  Other Information.


          To enable the Committee to perform its functions,

the Company shall supply full and timely information to the

Committee on all matters relating to the compensation of all

Participants, their employment, retirement, death or other

cause for termination of employment, and such other

pertinent facts as the Committee may require; and the

Committee shall advise the Trustee of such of the foregoing

facts as may be pertinent to the Trustee's duties under the

Plan.


Section 7.6 -  Compensation, Bonding, Expenses and

               Indemnity.


          (a)  The members of the Committee shall serve without

compensation for their services hereunder.


          (b)  Members of the Committee and any delegates shall be

bonded to the extent required by Section 412(a) of ERISA and the regulations thereunder.  Bond premiums and all expenses

of the Committee or of any delegate who is an employee of

the Company shall be paid by the Company and the Company

shall furnish the Committee and any such delegate with such

clerical and other assistance as is necessary in the

performance of their duties.

          (c)  The Committee is authorized at the expense of the

Company to employ such legal counsel as it may deem

advisable to assist in the performance of its duties

hereunder.  Expenses and fees in connection with the

administration of the Plan and the Trust shall be paid from

the Trust assets to the fullest extent permitted by law,

unless the Company determines otherwise.

          (d)  To the extent permitted by applicable state law, the

Company shall indemnify and save harmless the Committee and

each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against

any and all expenses, liabilities and claims, including

legal fees to defend against such liabilities and claims

arising out of their discharge in good faith of

responsibilities under or incident to the Plan, other than

expenses and liabilities arising out of willful misconduct.

This indemnity shall not preclude such further indemnities

as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement or

otherwise, as such indemnities are permitted under state

law.  Payments with respect to any indemnity and payment of

any expenses and fees under this Section 7.6 shall be made

only from assets of the Company and shall not be made

directly or indirectly from Trust assets.


Section 7.7 -  Manner of Administering.


          The Committee shall have full discretion to

construe and interpret the terms and provisions of the Plan,

which interpretation or construction shall be final and

binding on all parties, including but not limited to the

Company and any Participant or Beneficiary, except as

otherwise provided by law.  The Committee shall administer

such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws

applicable to the Plan.


Section 7.8 -  Duty of Care.


          In the exercise of the powers and duties of the

Committee as Plan Administrator and Fiduciary with respect

to the investment, management and control of the Plan, each

member of the Committee shall use the care, prudence, and

diligence under the circumstances then prevailing that a

prudent person acting in a like capacity and familiar with

such matters would use in the conduct of an enterprise of a

like character and with like aims.


Section 7.9 -  Committee Report.


          The Committee shall apprise the Board of Directors

of the investment results of the Plan and shall report such

other information as may be appropriate to inform the Board

of Directors of the status and operation of the Plan and

Trust.


Section 7.10 - Expenses of Plan and Trust.


          Expenses of administering the Plan and Trust

shall, unless paid by the Company, be paid from the Trust.


                        ARTICLE VIII

                  AMENDMENT AND TERMINATION


Section 8.1 -  Amendments.


          The Company shall have the right to amend or

modify the Plan by resolution of the Board of Directors and

to amend or cancel any amendments.  Furthermore, the

Committee has the authority to adopt any amendment to the

Plan which does not have the effect of changing applicable

vesting schedules or increasing the obligation of the

Company or any Participating Affiliate to make contributions to the Plan.  Any amendment shall be stated in an instrument in writing, executed in the same manner as the Plan.  Except as may be required to permit the Plan and Trust to meet the

requirements for qualification and tax exemption under the

Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which

may:


          (a)  Cause any of the assets of the Trust, at any time prior to the satisfaction of all liabilities with respect to

Participants and their Beneficiaries, to be used for or

diverted to purposes other than for the exclusive benefit of

Participants or their Beneficiaries;


          (b)  Decrease the accrued benefit of any Participant or

Beneficiary within the meaning of Section 411(d)(6) of the Code;

          (c)  Create or effect any discrimination in favor of

Participants who are Highly Compensated Employees; and

          (d)  Increase the duties or liabilities of the Trustee

without its written consent.

          If the Company adopts an amendment changing the

vesting schedule under the Plan, a Participant may

irrevocably elect that such amendment shall not apply to him if he has completed at least three Years of Service prior to the end of an election period which begins on the date the

amendment is adopted and ends on a date sixty days after the latest of (i) the date the amendment is adopted, (ii) the

date the amendment becomes effective, or (iii) the date the

Participant is issued written notice of the amendment by the

Committee.


Section 8.2 -  Discontinuance of Plan.


          (a)  It is the Company's expectation that the Plan and the payment of contributions hereunder will be  continued

indefinitely, but continuance of the Plan by the Company is

not assumed as a contractual obligation, and the Company

reserves the right to permanently discontinue contributions

hereunder.  In the event of the complete discontinuance of

contributions by the Company, the entire interest of each

Participant affected thereby shall immediately become 100%

vested.  The Company shall not be liable for the payment of

any benefits under the Plan and all benefits hereunder shall be payable solely from the assets of the Trust.



          (b)  The Company may terminate the Plan at any time.  Upon complete termination or partial termination of the Plan, the entire interest of each of the affected Participants shall

become 100% vested.  The Trustee shall thereafter, upon

direction of the Committee, distribute to the Participants

the amounts in their Accounts in the same manner as set

forth in Article VI.


Section 8.3 -  Failure to Contribute.


          Any failure by the Company to contribute to the

Trust in any year when no contribution is required under

the Plan shall not of itself be a discontinuance of

contributions under the Plan.


Section 8.4 -  Plan Merger or Consolidation; Transfer of

               Plan Assets.


          (a)  The Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Participant in the Plan (if the Plan then

terminated) would receive a benefit immediately after the

merger, consolidation or transfer which is equal to or

greater than the benefit such Participant would have been

entitled to receive immediately before the merger,

consolidation or transfer (if the Plan had been terminated).

Where the foregoing requirement is satisfied, the Plan and

its related Trust may be merged or consolidated with another qualified plan and trust.


          (b)  The Committee may, in its discretion, authorize a plan to plan transfer, provided such a transfer will meet the

requirements of Section 414(l) of the Code and that all

other actions legally required are taken.  In the event of a transfer of assets from the Plan pursuant to this

subsection, any corresponding benefit liabilities shall also be transferred.


                         ARTICLE IX

                        MISCELLANEOUS


Section 9.1 -  Contributions Not Recoverable.


          Except where contributions or earnings are

required to be returned to the Company by the provisions of

the Plan as permitted or required by ERISA or the Code, it

shall be impossible for any part of the contributions or

earnings made under the Plan to be used for, or diverted to,

purposes other than the exclusive benefit of Participants or their Beneficiaries.  Notwithstanding this or any other

provision of the Plan, the Company shall be entitled to

recover, and the Participants under the Plan shall have no

interest in (i) any contributions made under the Plan by

mistake of fact, so long as the contribution is returned

within one year after payment, and (ii) in the event that

the Company receives an adverse determination from the

Internal Revenue Service with respect to the Plan's initial

qualification with the result that the Trust is not exempt

from Federal income tax and the Company's contributions to

the Trust are not deductible in determining its Federal

income tax, any contributions and earnings made prior to

that time, so long as such amounts are returned within one

year after such determination and the application for

determination was made by the time prescribed by law for

filing the Company's return for the taxable year in which

the Plan was adopted or such later date as the Secretary of

the Treasury may prescribe, and (iii) any contributions for

which deduction is disallowed under Section 404 of the Code,

so long as the contributions are returned to the Company

within one year following such disallowance or as permitted

or required by the Code or ERISA.  In the event of such

mistake of fact, determination by the Commissioner, or

disallowance of deductions, contributions shall be returned

to the Company, subject to the limitations, if any, of

Section 403(c) of ERISA.  All contributions to the Plan

(other than rollover contributions) are conditioned upon the deductibility of the contributions under Code Section 404.


Section 9.2 -  Limitation on Participant's Rights.


          Participation in the Plan shall not give any

Employee the right to be retained as an Employee of the

Company or any right or interest under the Plan other than

as herein provided.  The Company reserves the right to

dismiss any Employee without any liability for any claim

either against the Trustee, the Trust except to the extent

provided in the Trust, or against the Company.  All benefits under the Plan shall be provided solely from the assets of

the Trust.


Section 9.3 -  Receipt or Release.


          Any payment to any Participant or Beneficiary in

accordance with the provisions of the Plan shall, to the

extent thereof, be in full satisfaction of all claims

against the Trustee, the Committee, and the Company.  The

Trustee may require such Participant or Beneficiary, as a

condition precedent to such payment, to execute a receipt

and release to such effect.


Section 9.4 -  Alienation.


          (a)  None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to  any

claim of any creditors and, in particular, the same shall

not be subject to attachment or garnishment or other legal

process by any creditor, nor shall any such Participant or

Beneficiary have the right to alienate, anticipate, commute,

pledge, encumber or assign any of the benefits or payments

or proceeds which such Participant or Beneficiary may expect to receive, contingently or otherwise, under the Plan.



          (b)  Notwithstanding subsection (a), the right to a

benefit payable with respect to a Participant pursuant to a

"qualified domestic relations order" (within the meaning of

Code Section 414(p)) may be created, assigned or recognized.

The Committee shall establish reasonable procedures to

determine the qualified status of domestic relations orders

and to administer distributions under such qualified orders.

In the event a qualified domestic relations order exists

with respect to a benefit payable under the Plan, the

benefits otherwise payable to a Participant or Beneficiary

shall be payable to the alternate payee specified in the

qualified domestic relations order.  In addition, anything

in the Plan to the contrary notwithstanding, the Committee

shall follow any distribution requirement contained in a

Qualified Domestic Relations Order which provides for an

earlier lump sum distribution than would otherwise be

permitted under the Plan.


          (c)  Notwithstanding subsection (a), the Plan may offset

against the Account(s) of a Participant any amount that the

Participant is ordered or required to pay under a judgment,

order, decree or settlement agreement described in ERISA

Section 206(d)(4), subject to the joint and survivor

requirements of ERISA Section 206(d)(4)(C) and ERISA Section

206(d)(5), if applicable.


Section 9.5 -  Persons Under Incapacity.


          In the event any amount is payable under the Plan

to a person for whom a conservator has been legally

appointed, the payment shall be distributed to the duly

appointed and currently acting conservator, without any duty on the part of the Committee to supervise or inquire into

the application of any funds so paid.


Section 9.6 -  Governing Law.


          The Plan shall be construed, administered, and

governed in all respects under applicable federal law, and

to the extent that federal law is inapplicable, under the

laws of the State of California; provided, however, that if

any provision is susceptible to more than one

interpretation, such interpretation shall be given thereto

as is consistent with the Plan's remaining qualified within

the meaning of Section 401(a) of the Code.  If any

provisions of this instrument shall be held by a court of

competent jurisdiction to be invalid or unenforceable, the

remaining provisions hereof shall continue to be fully

effective.


Section 9.7 -  Headings, etc. Not Part of Plan.


          Headings and subheadings in the Plan are inserted

for convenience of reference only and are not to be

considered in the construction of the provisions hereof.


Section 9.8 -  Masculine Gender Includes Feminine.


          As used in the Plan, the masculine gender shall

include the feminine gender.


Section 9.9 -  Instruments in Counterparts.


          The Plan may be executed in several counterparts,

each of which shall be deemed an original, and said

counterparts shall constitute but one and the same

instrument, which may be sufficiently evidenced by any one

counterpart.


Section 9.10 - Successors and Assigns; Reorganization of Company.


          The Plan shall inure to the benefit of, and be

binding upon the parties hereto and their successors and

assigns.  If the Company merges or consolidates with or into a successor, the Plan shall continue in effect unless the

successor terminates the Plan.


Section 9.11 - Loans to Participants.


          No Loans to Participants shall be permitted under

this Plan.


Section 9.12 - Top-Heavy Plan Requirements.


          For any Plan Year for which the Plan is a Top-

Heavy Plan, as defined in Section B.3 of Appendix B,

attached hereto, and despite any other provisions of the

Plan to the contrary, the Plan will be subject to the

provisions of Appendix B.


Section 9.13 - Rule 16b-3 Provisions.


          The Committee may (but need not) adopt such rules

and/or take such actions or implement such measures and/or

limitations as it deems desirable in order to comply with 17

C.F.R. 140.16b-3, promulgated under Section 16 of the

Securities Exchange Act of 1934, as amended ("SEC Section

16").  Neither the Company, the Board, the Committee, the

Trustee nor the Plan shall have any liability to any

Participant in the event that any Participant has any

liability under SEC Section 16 due to any rule so adopted,

the failure to adopt any rule, any Plan provision (or lack

thereof), any transaction in the Plan or otherwise.


          IN WITNESS WHEREOF, the undersigned has caused

this document to be executed by its duly authorized officer

on this 20 day of December, 1998.



                              MACERICH PROPERTY MANAGEMENT
                              COMPANY


                              By /s/ Richard A. Bayer
                              Its General Counsel & Secretary

                         APPENDIX A

                   ANNUAL ADDITION LIMITS



          Article IV of the Plan shall be construed in

accordance with this Appendix A.  Unless the context clearly requires otherwise, words and phrases used in this

Appendix A shall have the same meanings that are assigned to them under the Plan.


A.1 - Definitions.


          As used in this Appendix A, the following terms

shall have the meanings specified below.



          "Annual Additions" shall mean the sum credited to

a Participant's Accounts for any Plan Year of (i) Company

contributions, (ii) voluntary contributions,

(iii) forfeitures, (iv) amounts credited after March 31,

1984 to an individual medical account, as defined in Section

415(l)(2) of the Code which is part of a Defined Benefit

Plan maintained by the Company, and (v) amounts derived from contributions paid or accrued after December 31, 1985, in

taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the

separate account required with respect to a key employee (as defined in Section B.2(e) of Appendix B to the Plan) under a welfare benefit plan (as defined in Section 419(e) of the

Code) maintained by the Company.


          "Defined Benefit Plan" means a plan described in

Section 414(k)(1) of the Code.


          "Defined Contribution Plan" means a plan described

in Section 414(k)(1) of the Code.


          "Defined Benefit Plan Fraction" shall mean a

fraction, the numerator of which is the projected annual

benefit (determined as of the close of the relevant Plan

Year) of the Participant under all Defined Benefit Plans

maintained by one or more Related Companies, and the

denominator of which is the lesser of (i) the product of

1.25 multiplied by the dollar limitation in effect under

Section 415(b)(1)(A) of the Code for the Plan Year, or

(ii) the product of 1.4 multiplied by the amount which may

be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.


          "Defined Contribution Plan Fraction" shall mean a

fraction, the numerator of which is the sum of the annual

additions to a Participant's accounts under all Defined

Contribution Plans maintained by one or more Related

Companies, and the denominator of which is the sum of the

lesser of (i) or (ii) for such Plan Year and for each prior

Plan Year of service with one or more Related Companies,

where (i) is the product of 1.25 multiplied by the dollar

limitation in effect under Section 415(c)(1)(A) of the Code

for the Plan Year (determined without regard to Section

415(c)(6) of the Code), and (ii) is the product of 1.4

multiplied by the amount which may be taken into account

under Section 415(c)(1)(B) of the Code (or Section 415(c)(7)

of the Code, if applicable) with respect to the Participant

for the Plan Year.  Solely for purposes of this definition,

contributions made directly by an Employee to a Defined

Benefit Plan which maintains a qualified cost-of-living

arrangement as such term is defined in Section 415(k)(2)

shall be treated as Annual Additions.  Notwithstanding the

foregoing, the numerator of the Defined Contribution Plan

Fraction shall be adjusted pursuant to Treasury Regulations

1.415-7(d)(1), Questions T-6 and T-7 of Internal Revenue

Service Notice 83-10, and Questions Q-3 and Q-14 of Internal

Revenue Service Notice 87-21.


          "Section 415 Compensation" shall mean a

Participant's wages within the meaning of Code Section

3401(a) and all other payments of compensation to the

Participant by the Company (in the course of the Company's

business) for which the Company is required to provide the

Participant a written statement under Code Sections 6041(d),

6051(a)(3) and 6052.  Section 415 Compensation shall be

determined without regard to any rules under Code Section

3401(a) that limit the remuneration included in wages based

on the nature or location of the employment or the services

performed.  Compensation for any limitation year is the

compensation actually paid or includible in gross income

during such year.  Effective January 1, 1998, "Section 415

Compensation" shall include elective deferrals as defined in

Section 402(g)(3) of the Code and any amount which is

contributed or deferred by the Company or a Related Company

at the election of an Employee and which is not includible

in the gross income of the Employee by reason of Code

Section 125.


A.2 - Annual Addition Limitations.


          (a)  The compensation limitation of Section 4.1 of

the Plan shall not apply to any contribution for medical

benefits (within the meaning of Section 419A(f)(2)) after

separation from service which is treated as an Annual

Addition.  In the event that Annual Additions to all the

accounts of a Participant would exceed the limitations of

Section 4.1 of the Plan, they shall be reduced in the

following priority:  (i) return of voluntary contributions

to the Participant; (ii) reduction of Company contributions.


          (b)  If any Company or any Related Company

contributes amounts, on behalf of Participants covered by

the Plan, to other Defined Contribution Plans, the

limitation on Annual Additions provided in Article IV of the

Plan shall be applied to Annual Additions in the aggregate

to the Plan and such other plans.  Reduction of Annual

Additions, where required, shall be accomplished by first

refunding any voluntary contributions to Participants, then

by reducing contributions under such other plans pursuant to the directions of the fiduciary for administration of such

other plans or under priorities, if any, established by the

terms of such other plans, and then, if necessary, by

reducing contributions under the Plan.


          (c)  In any case where a Participant under the

Plan is also a participant under a Defined Benefit Plan or a

Defined Benefit Plan and other Defined Contribution Plans

maintained by the Company or a Related Company, the sum of

the Defined Benefit Plan Fraction and the Defined

Contribution Plan Fraction shall not exceed 1.0.  Reduction

of contributions to or benefits from all plans, where

required, shall be accomplished by first reducing benefits

under such other Defined Benefit Plan or plans, then by

allocating any excess in the manner set out above with

respect to the Plan, and finally by reducing contributions

or allocating any excess contributions with respect to other

Defined Contribution Plans, if any; provided, however, that

adjustments necessary under this or the next preceding

paragraph may be made in a different manner and priority

pursuant to the agreement of the Committee and the

administrators of all other plans covering such Participant,

provided such adjustments are consistent with procedures and priorities prescribed by Treasury Regulations under Section

415 of the Code.


          (d)  In the event the limitations of Section 4.1

of the Plan or this Appendix A are exceeded and the

conditions specified in Treasury Regulations Section 1.415-

6(b)(6) are met, the Committee may elect to apply the

procedures set forth in Treasury Regulations Section 1.415-

6(b)(6).


                         APPENDIX B

                    TOP-HEAVY PROVISIONS


          Section 9.12 of the Plan shall be construed in

accordance with this Appendix B.  Definitions in this

Appendix B shall govern for the purposes of this Appendix B.

Any other words and phrases used in this Appendix B,

however, shall have the same meanings that are assigned to

them under the Plan, unless the context clearly requires

otherwise.


B.1 - General.


          This Appendix B shall be effective for Plan Years

beginning on or after January 1, 1984.  This Appendix B

shall be interpreted in accordance with Section 416 of the

Code and the regulations thereunder.


B.2 - Definitions.


          (a)  The "Benefit Amount" for any Employee means

(i) in the case of any defined benefit plan, the present

value of his normal retirement benefit, determined on the

Valuation Date as if the Employee terminated on such

Valuation Date, plus the aggregate amount of distributions

made to such Employee within the five-year period ending on

the Determination Date (except to the extent already

included on the Valuation Date) and (ii) in the case of any

defined contribution plan, the sum of the amounts credited,

on the Determination Date, to each of the accounts

maintained on behalf of such Employee (including accounts

reflecting any nondeductible employee contributions) under

such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the

Determination Date.  For purposes of this Section, the

present value shall be computed using a 5% interest

assumption and the mortality assumptions contained in the

defined benefit plan for benefit equivalence purposes,

provided that, if more than one defined benefit plan is

being aggregated for top-heavy purposes, the actuarial

assumptions which shall be used for testing top-heaviness

are those of the plan with the lowest interest assumption,

provided further that if the lowest interest assumption is

the same for two or more plans, the actuarial assumptions

used shall be that of the plan with the greatest value of

assets on the applicable date.


          (b)  "Company" means any company (including

unincorporated organizations) participating in the Plan or

plans included in the "aggregation group" as defined in this

Appendix B.


          (c)  "Determination Date" means the last day of

the preceding Plan Year or, in the case of the first Plan

Year of the Plan, the last day of the Plan Year.


          (d)  "Employees" means employees, former

employees, beneficiaries, and former beneficiaries who have

a Benefit Amount greater than zero on the Determination

Date.


          (e)  "Key Employee" means any Employee who, during

the Plan Year containing the Determination Date or during

the four preceding Plan Years, is:


               (1) one of the ten Employees of a Company

     having annual compensation from such Company of more

     than the limitation in effect under Section

     415(c)(1)(A) of the Code and owning (or considered as

     owning within the meaning of Section 318 of the Code)

     both more than a 1/2% interest and the largest

     interests in such Company (if two Employees have the

     same interest the Employee having the greater annual

     compensation from the Company shall be treated as

     having a larger interest);


               (2)  a 5% owner of a Company;


               (3)  a 1% owner of a Company who has an

          annual compensation above $150,000; or


               (4)  an officer of a Company having an annual

          compensation greater than 50% of the amount in

          effect under Section 415(b)(1)(A) of the Code for

          any such Plan Year (however, no more than the

          lesser of (i) 50 employees or (ii) the greater of

          3 employees or 10% of the Company's employees

          shall be treated as officers).  For purposes of

          determining the number of employees taken into

          account under this Section B.2(e)(4), employees

          described in Section 414(q)(5) of the Code shall

          be excluded.


          (f)  A "Non-Key Employee" means an Employee who is

not a Key Employee.


          (g)  "Valuation Date" means the first day (or such

other date which is used for computing plan costs for

minimum funding purposes) of the 12-month period ending on

the Determination Date.


          (h)  A "Year of Service" shall be calculated using

the Plan rules that normally apply for determining vesting

service.


          These definitions shall be interpreted in

accordance with Section 416(i) of the Code and the

regulations thereunder and such rules are hereby

incorporated by reference.  The term "Key Employee" shall

not include any officer or employee of an entity referred to in Section 414(d) of the Code.  For the purpose of this

subsection, "compensation" shall mean compensation as

defined in Section 414(q)(4) of the Code and shall be

determined without regard to Sections 125, 402(a)(8),

402(h)(1)(B) or, in the case of employer contributions made

pursuant to a salary reduction agreement, Section 403(b).


B.3 - Top-Heavy Definition.


          The Plan shall be top-heavy for any Plan Year if,

as of the Determination Date, the "top-heavy ratio" exceeds

60%.  The top-heavy ratio is the sum of the Benefit Amounts

for all employees who are Key Employees divided by the sum

of the Benefit Amounts for all Employees.  For purposes of

this calculation only, the following rules shall apply:


          (a)  The Benefit Amounts of all Non-Key Employees

          who were Key Employees during any prior Plan Year

          shall be disregarded.


          (b)  The Benefit Amounts of all employees who have

          not performed any services for any Company at any

          time during the five-year period ending on the

          Determination Date shall be disregarded; provided,

          however, if an Employee performs no services for

          five years and then again performs services, such

          Employee's Benefit Amount shall be taken into

          account.


          (c)  (1)  Required Aggregation.  This calculation

          shall be made by aggregating any plans, of the

          Company or a Related Company, qualified under

          Section 401(a) of the Code in which a Key Employee

          participates or which enables the Plan to meet the

          requirements of Section 401(a)(4) or 410 of the

          Code; all plans so aggregated constitute the

          "aggregation group."


               (2)  Permissive Aggregation.  The Company may

          also aggregate any such plan to the extent that

          such plan, when aggregated with this aggregation

          group, continues to meet the requirements of

          Section 401(a)(4) and Section 410 of the Code.

     If an aggregation group includes two or more defined

     benefit plans, the actuarial assumptions used in

     determining an Employee's Benefit Amount shall be the

     same under each defined benefit plan and shall be

     specified in such plans.  The aggregation group shall

     also include any terminated plan which covered a Key-

     Employee and which was maintained within the five-year

     period ending on the Determination Date.


          (d)  This calculation shall be made in accordance

          with Section 416 of the Code (including

          416(g)(3)(B) and (g)(4)(A)) and the regulations

          thereunder and such rules are hereby incorporated

          by reference.  For purposes of determining the

          accrued benefit of a Non-Key Employee who is a

          Participant in a defined benefit plan, this

          calculation shall be made using the method which

          is used for accrual purposes for all defined

          benefit plans of the Company, or if there is no

          such method, as if such benefit accrued not more

          rapidly than the slowest accrual rate permitted

          under Section 411(b)(1)(C) of the Code.


     B.4 - Vesting.


          Notwithstanding the vesting provisions of the

Plan, if the Plan is top-heavy for any Plan Year, any

Participant who completes one Hour of Service during any day of such Plan Year or any subsequent Plan Year and who

terminates during any day of such Plan Year or any

subsequent Plan Year shall be entitled to a vested benefit

which is the greater of his vested interest pursuant to

Section 5.2 of the Plan, or a vested interest at least equal to the product of (x) the benefit such Participant would

receive under the Plan if he was 100% vested on the date of

such termination times (y) the percentage shown below:


          Number of Completed
            Years of Service            Percentage
          -------------------           ----------

              Less than 2                   0%
                   2                       20%
                   3                       40%
                   4                       60%
                   5                       80%
               6 or more                   100%

Notwithstanding the foregoing, the nonforfeitable percentage of a Participant's benefit under the Plan shall not be less

than that determined under the Plan without regard to the

preceding vesting schedule.  Such benefit shall be payable

in accordance with the provisions of the Plan regarding

payments to terminated Participants.


          Notwithstanding the preceding paragraph, if the

Plan is no longer top-heavy in a Plan Year following a Plan

Year in which it was top-heavy, a Participant's vesting

percentage shall be computed under the vesting schedule that otherwise exists under the Plan.  However, in no event shall a Participant's vested percentage in his accrued benefit be

reduced.  In addition, a Participant shall have the option

of remaining under the vesting schedule set forth in this

Section if he has completed three years of Vesting Service.

The period for exercising such option shall begin on the

first day of the Plan Year for which the Plan is no longer

top-heavy and shall end 60 days after the later of such

first day or the day the Participant is issued written

notice of such option by the Company or the Committee.


B.5 - Minimum Benefits or Contributions, Compensation

      Limitations and Section 415 Limitations.

          If the Plan is top-heavy for any Plan Year, the

following provisions shall apply to such Plan Year:


          (a)  (1)  Except to the extent not required by

          Section 416 of the Code or any other provision of

          law, notwithstanding any other provision of the

          Plan, if the Plan and all other plans which are

          part of the aggregation group are defined

          contribution plans, each Participant (and any

          other Employee required by Section 416 of the

          Code) other than Key employees shall receive an

          allocation of employer contributions and

          forfeitures from a plan which is part of the

          aggregation group at least equal to 3% (or, if

          lesser, the largest percentage allocated to any

          Key Employee for the Plan Year) of such

          Participant's compensation for such Plan Year (the

          "defined contribution minimum").  For purposes of

          this subsection, salary reduction contributions on

          behalf of a Key Employee must be taken into

          account.  For purposes of this subsection, a non-

          Key Employee shall be entitled to a contribution

          if he is employed on the last day of the Plan Year

          (i) regardless of his level of compensation, (ii)

          without regard to whether he has made any

          mandatory contributions required under the Plan,

          and (iii) regardless of whether he has less than

          1,000 Hours of Service (or the equivalent) for the

          accrual computation period.


               (2)  Except to the extent not required by

          Section 416 of the Code or any other provision of

          law, notwithstanding any other provisions of the

          Plan, if the Plan or any other plan which is part

          of the aggregation group is a defined benefit plan

          each Participant who is a participant in any such

          defined benefit plan (who is not a Key Employee)

          who accrues a full Year of Service during such

          Plan Year shall be entitled to an annual normal

          retirement benefit from a defined benefit plan

          which is part of the aggregation group which shall

          not be less than the product of (i) the employee's

          average compensation for the five consecutive

          years when the employee had the highest aggregate

          compensation and (ii) the lesser of 2% per Year of

          Service or 20% (the "defined benefit minimum").  A

          Non-Key Employee shall not fail to accrue a

          benefit merely because he is not employed on a

          specified date or is excluded from participation

          because (i) his compensation is less than a stated

          minimum or (ii) he fails to make mandatory

          employee contributions.  For purposes of

          calculating the defined benefit minimum,

          (i) compensation shall not include compensation in

          Plan Years after the last Plan Year in which the

          Plan is top-heavy and (ii) a Participant shall not

          receive a Year of Service in any Plan Year before

          January 1, 1984 or in any Plan Year in which the

          Plan is not top-heavy.  This defined benefit

          minimum shall be expressed as a life annuity (with

          no ancillary benefits) commencing at normal

          retirement age.  Benefits paid in any other form

          or time shall be the actuarial equivalent (as

          provided in the plan for retirement benefit

          equivalence purposes) of such life annuity.

          Except to the extent not required by Section 416

          of the Code or any other provisions of law, each

          Participant (other than Key Employees) who is not

          a participant in any such defined benefit plan

          shall receive the defined contribution minimum (as

          defined in paragraph (a)(1) above).


               (3)  If a non-Key Employee is covered by

          plans described in both paragraphs (1) and (2)

          above, he shall be entitled only to the minimum

          described in paragraph (1), except that for the

          purpose of paragraph (1) "3% (or, if lesser, the

          largest percentage allocated to any key employee

          for the Plan Year)" shall be replaced by "5%".

          Notwithstanding the preceding sentence, if the

          accrual rate under the plan described in (2) would

          comply with this Section B.4 absent the

          modifications required by this Section, the

          minimum described in paragraph (1) above shall not

          be applicable.


          (b)  For purposes of this Section, "compensation"

shall mean all earnings included in the Employee's Form W-2

for the calendar year that ends within the Plan Year, not in excess of $150,000, adjusted at the same time and in the

same manner as under Section 415(d) of the Code.


          (c)  (1) Unless the Plan qualifies for an

          exception under Section B.4(c)(2), "1.0" shall be

          substituted for "1.25" in the definitions of

          Defined Benefit Plan Fraction and Defined

          Contribution Plan Fraction used in Appendix A to

          the Plan.


                 (2)    A Plan qualifies for an exception

     from the rule of Section B.4(c)(1) if the Benefit

     Amount of all Employees who are Key Employees does not

     exceed 90% of the sum of the Benefit Amounts for all

     Employees and one of the following requirements is met:


                       (A)   A defined benefit minimum of

          3% per Year of Service (up to 30%) is provided;


                       (B)   For Participants covered only

          by a defined contribution plan, a defined

          contribution minimum of 4% is provided;


                       (C)   For Participants covered by

          both types of plans, benefits from the defined

          contribution minimum are comparable to the 3%

          defined benefit minimum;


                       (D)   The plan provides a floor

          offset where the floor is a 3% defined benefit

          minimum; or


                       (E)   A defined contribution minimum

          of 7-1/2% of compensation is provided for any non-

          Key Employee who is covered under both a defined

          benefit plan and a defined contribution plan (each

          of which is top-heavy) of a Company.